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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                                   SPSS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                                                     [SPSS LOGO]

Dear Stockholder:

     You are cordially invited to the Annual Meeting of Stockholders (the "Annual Meeting") of SPSS Inc. ("SPSS"). The Annual Meeting will be held at the headquarters of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606, on Thursday, October 28, 2004, at 1:00 p.m., local time.

     At the Annual Meeting, you will be asked (a) to consider and vote to elect two (2) directors to hold office for a three-year term, (b) to consider and to vote to approve the amendment and restatement of the Company's 2002 Equity Incentive Plan, (c) to ratify the appointment of KPMG LLP as independent auditors of SPSS for fiscal year 2004, and (d) to transact any other business as may properly come before the Annual Meeting and any adjournment thereto.

     The Company's Board of Directors unanimously recommends that the Company's stockholders vote FOR all of the nominees for election to the Board, FOR approval of the amendments to the Company's 2002 Equity Incentive Plan and FOR appointment of KPMG LLP as independent auditors of SPSS for the fiscal year 2004.

     In the materials accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement relating to the proposals you will be asked to consider and vote upon at the Annual Meeting, and a Proxy Card. The Proxy Statement includes general information regarding SPSS as well as additional information relating to the specific proposals you will be asked to consider and vote upon at the Annual Meeting. Also included with the proxy materials is the Company's Annual Report to Stockholders.

     All stockholders are invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign and date the Proxy Card enclosed herewith and promptly return it to SPSS in the enclosed envelope provided for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Annual Meeting.

                                          Sincerely,

                                          /s/ Jack Noonan

                                          Jack Noonan
                                          CEO and President
September 28, 2004

                                                                     [SPSS LOGO]

                                   SPSS INC.
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 28, 2004

     The 2004 Annual Meeting of Stockholders of SPSS Inc. will be held at the headquarters of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606, on Thursday, October 28, 2004 at 1:00 p.m., local time, for the following purposes:

     (1) To elect two (2) directors of SPSS to serve until the 2007 Annual Meeting of Stockholders, as described in Proposal No. 1;

     (2) To consider and vote upon a proposal to approve the amendment and restatement of the 2002 Equity Incentive Plan, as described in Proposal No. 2;

     (3) To ratify the appointment of KPMG LLP as independent auditors of SPSS for fiscal year 2004, as described in Proposal No. 3; and

     (4) To transact any other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     Only stockholders of record as of September 13, 2004, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     SPSS hopes that as many stockholders as possible will personally attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Raymond H. Panza
                                          Raymond H. Panza
                                          Secretary of SPSS Inc.

Chicago, Illinois
September 28, 2004

                                   SPSS INC.
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 28, 2004

     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS (THE "BOARD") OF SPSS INC. ("SPSS" OR THE "COMPANY") FOR USE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT THE HEADQUARTERS OF SPSS AT 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, ON THURSDAY, OCTOBER 28, 2004 AT 1:00 P.M. (CHICAGO TIME). Shares of the Company's common stock, par value $0.01 per share, represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. If no specific instructions are given with regard to matters being voted upon, the shares represented by a signed proxy card will be voted according to the recommendations of the Board of Directors of SPSS. The Board presently does not intend to bring any matter before the Annual Meeting except those referred to in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders, nor does the Board know of any matters which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon using their reasonable judgment and discretion; provided, however, that proxies directing a vote against a proposal may not be voted, pursuant to such discretionary authority, for a proposal to adjourn the Annual Meeting to permit further solicitation with respect to the proposal.

     The proxy may be revoked at any time before its exercise by sending written notice of revocation to Raymond H. Panza, Secretary, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, by signing and delivering a subsequently dated proxy card or by attending the Annual Meeting in person and giving notice of revocation to the Inspector of Election. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about September 28, 2004.

     September 13, 2004 was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 17,579,981 shares of SPSS common stock, which is the Company's only class of voting securities. Each stockholder is entitled to one vote for each share of SPSS common stock held of record. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders during regular business hours at the Company's headquarters, 233 South Wacker Drive, Chicago, Illinois.

     One Inspector of Election, a representative of Computershare Investor Services, appointed by the Board of Directors will determine the shares represented at the Annual Meeting and the validity of proxies and count all votes. Abstentions and broker non-votes will be included when determining whether a quorum is present at the Annual Meeting. An abstention has the effect of voting against a matter since an abstention is counted as a share "entitled to vote," but is not included as a vote for such matter. A broker non-vote exists where a broker proxy indicates that the broker is not authorized to vote on a particular proposal. Brokers who have not received voting instructions from beneficial owners may vote in their discretion with respect to only Proposal No. 1 (the election of directors) and Proposal No. 3 (the ratification of the selection of the Company's independent auditors). Brokers are not authorized to vote in their discretion with regard to Proposal No. 2 (the proposal to amend and restate the 2002 Equity Incentive Plan). Therefore, broker non-votes will have no effect with regard to Proposal No. 2 since the broker non-votes will not be counted as shares "entitled to vote" for purposes of Proposal No. 2 and, therefore, will not be included as votes for or against Proposal No. 2.

     A plurality of the shares of SPSS common stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. An affirmative vote of a majority of the shares of SPSS common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of all other matters being submitted to the stockholders for their consideration.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2005 ANNUAL MEETING

     If a stockholder desires to have a proposal formerly considered at the 2005 Annual Meeting of Stockholders, and included in the Proxy Statement for that meeting, the proposal must be mailed to the Secretary, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, and must be received by the Secretary on or before February 17, 2005. Additionally, if a stockholder intends to present a proposal at the 2005 Annual Meeting of Stockholders, but does not intend to have it included in the Company's proxy statement, the proposal must be delivered to the Company's corporate secretary at the Company's headquarters by April 15, 2005. For matters submitted at the 2005 Annual Meeting of Stockholders that are not included in the Company's proxy statement, the proxy holders will have discretionary authority to vote with regard to such proposals. SPSS will consider only proposals meeting the requirements of applicable SEC rules. Further, if SPSS does not receive a stockholder proposal by the applicable deadline listed above, the stockholder will not be permitted to raise the proposal at the 2005 Annual Meeting of Stockholders.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's bylaws provide that the number of members of the Board of Directors shall be fixed by a resolution adopted by the majority of the Board. At present, the Board has fixed the number of members of the Board of Directors at eight (8). The Company's Certificate of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. Members of each class of the Board of Directors are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

     The class of directors whose term expires at the Annual Meeting consists of two (2) persons. Therefore, SPSS proposes to elect two (2) directors at the Annual Meeting, each of whom will hold office for a term of three years or until their successors have been duly elected and qualified. The Nominating Committee has nominated Kenneth Holec and Merritt Lutz, the incumbent directors whose term expires at the Annual Meeting, for reelection to the Board. The full Board has ratified the nomination of these incumbent directors. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominees named in this Proxy Statement.

     SPSS has no reason to believe that the nominees named herein will be unavailable to serve as directors. However, if such nominees for any reason are unable to serve or, for good cause, will not serve, the proxy may be voted for such substitute nominees as the persons appointed in the proxy may, in their discretion, determine. Stockholders may not cumulate their votes in the election of directors.

     The following nominees are currently directors of SPSS:

     Kenneth Holec has been a director of SPSS since the merger with ShowCase Corporation in February 2001. Mr. Holec was the president and chief executive officer and a member of the board of directors of ShowCase from November 1993 until the merger with SPSS. From 1985 to 1993, he was President and Chief Executive Officer of Lawson Software, a provider of high-end financial and human resource management software solutions. Currently, Mr. Holec is a Managing Partner at TripleTree, a boutique investment bank, a Director of Stellent, Inc., a maker of Web-based content management products, and a Director of SwiftKnowledge.

     Merritt Lutz has been a Director of SPSS since 1988. He is currently an Advisory Director of Morgan Stanley, managing its strategic technology investments and partnerships. Previously, he was President of Candle Corporation, a worldwide supplier of systems software from 1989 to 1993. Mr. Lutz is a Director of Interlink Electronics, Inc. (NASDAQ: LINK) and three privately held software companies: Sendmail, Algorithmics and Business Engine Software. He is a former Director of Information Technology Association of America and the NASD Industry Advisory Committee. Mr. Lutz holds a bachelors and masters degree from Michigan State University.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
           THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

            INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

OFFICERS AND DIRECTORS

     The following table shows information as of September 13, 2004 with respect to each person who is an executive officer or continuing director of SPSS (other than the director nominees named under "Election of Directors" above).

NAME                                  AGE                             POSITION
----                                  ---                             --------
Norman Nie........................    61     Chairman of the Board of Directors
Jack Noonan.......................    57     Director, President and Chief Executive Officer
Raymond H. Panza..................    53     Executive Vice President, Corporate Operations, Chief
                                             Financial Officer, and Secretary
Edward Hamburg....................    53     Executive Vice President
Jonathan Otterstatter.............    44     Executive Vice President and Chief Technology Officer
John Shap.........................    45     Senior Vice President, Worldwide Sales
Charles R. Whitchurch(2)..........    58     Director
Merritt Lutz(1)(3)................    62     Director
Michael Blair(1)(2)...............    59     Director
Promod Haque(3)...................    56     Director
William Binch(1)(2)...............    65     Director
Kenneth Holec.....................    49     Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Member of the Nominating Committee

     Norman Nie, Chairman of the Board and co-founder of SPSS, designed the original SPSS statistical software beginning in 1967 and has been a Director and Chairman of the Board since the Company's inception in 1975. He served as Chief Executive Officer of SPSS from 1975 to 1991. In addition to his current responsibilities as Chairman of the Board, Dr. Nie is a research professor in Political Science at the Graduate School of Business at Stanford University and a professor emeritus in the Political Science Department at the University of Chicago. His research specialties include public opinion, voting behavior and citizen participation. He has received three national awards for his books in these areas. Dr. Nie received his Ph.D. from Stanford University.

     Jack Noonan has served as Director as well as President and Chief Executive Officer since joining SPSS in January 1992. Mr. Noonan was President and Chief Executive Officer of Microrim Corp., a developer of database software products, from 1990 until December 1991. He served as Vice President of the Product Group of Candle Corporation, a developer of IBM mainframe system software, from 1985 to 1990. Mr. Noonan is a Director of Morningstar, Inc., Repository Technologies, Inc. and Global View. He is a member of the advisory committee to Geneva Technology Partners, Inc.

     Raymond H. Panza, Executive Vice President, Corporate Operations, Chief Financial Officer, and Secretary, joined SPSS in August 2004. From 2001 to 2004, Mr. Panza was the Vice President, Finance of Thomson, a leading provider of technology and service solutions for integrated media and entertainment companies. From 2000 to 2001, Mr. Panza was the Vice President, Chief Financial Officer of Thomson's Digital and New Media Services business units. From 1997 to 1999, he was the Vice President, Investments and Alliances of Ameritech Corporation, and from 1995 to 1997, he was the Vice President and Chief Financial Officer of Ameritech's Custom Business Services. Mr. Panza served as the Vice President, Controller and Principal Accounting Officer at DQE and its subsidiary, Duquesne Light Company, from 1990 to 1995. Mr. Panza was the Assistant Controller at Squibb Corporation from 1989 to 1990, the Vice
President -- Controller of RKO General, Inc. from 1985 to 1989, and held various positions at Gulf Oil Corporation from 1975 to 1985. He is a Certified Public Accountant and holds M.S. and B.S. degrees in accounting from The Pennsylvania State University.

     Edward Hamburg, SPSS Executive Vice President, served as Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary of SPSS until August 2004. He was elected Senior Vice President, Corporate Operations in July 1992, Chief Financial Officer in June 1993 and Secretary in June 1994. Dr. Hamburg was Senior Vice President of Business Development from 1986 to 1992. He first joined SPSS in 1978 and served in various sales, services, and product management roles. Dr. Hamburg joined the faculty at the University of Illinois at Chicago in 1982 and returned to SPSS in 1986. He received his Ph.D. from the University of Chicago.

     Jonathan Otterstatter, Executive Vice President and Chief Technology Officer, joined SPSS following the merger with ShowCase Corporation in February 2001. Mr. Otterstatter was with ShowCase from 1994 until 2001 and, from 1999 to 2001 served as Senior Vice President, Technology and Services and a member of its executive committee. Mr. Otterstatter was with IBM from 1983 to 1994 where in his last position he was responsible for the AS/400 software platform, including the system software plan and the system design control group. He holds an M.S. degree in management of technology from the Massachusetts Institute of Technology and a B.S. degree in computer science from the University of Wisconsin at LaCrosse.

     John Shap, Senior Vice President, World Wide Sales, joined SPSS in December 2003. From October 2001 through October 2003, Mr. Shap was the Senior Vice President, Worldwide Sales and Marketing at the DemandTec, Inc. He was previously Vice President of North America Central Sales at Siebel from March 2001 to October 2001 and, prior to its acquisition by Siebel, Vice President of Worldwide Sales at OnLink Technologies from April 1999 to October 2000. Mr. Shap served in various positions at Hyperion Solutions, Inc. from August 1992 to April 1999. He holds a bachelors degree from Northern Illinois University.

     Charles R. Whitchurch has been a director of SPSS Inc. since October 2003. Since September 1991, Mr. Whitchurch has served as the Chief Financial Officer and Treasurer of Zebra Technologies Corporation. From 1981 until September 1991, he served as Vice President, Finance of Corcom, Inc., a technology company specializing in the control of radio frequency interference. In addition, Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as a Corporate Services Officer with the Harris Bank in Chicago. He holds a bachelors degree in economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University.

     Michael Blair has been a Director of SPSS since July 1997. Currently, Mr. Blair is a payroll business co-leader at Hewitt Associates, Inc., a global human resources outsourcing and consulting firm. He joined Hewitt after Hewitt's 2003 acquisition of Cyborg Systems, Inc. Before assuming his current role, Mr. Blair served as the Chairman, Chief Executive, and founder of Cyborg Systems, Inc., a human resource management software company that he founded in 1974. Mr. Blair currently is a director of Computer Corporation of America, Repository Technologies, Inc., Showingtime.com and Delaware Place Bank. He is a board member and past president of the Chicago Software Association and a board member of Benefits & Compensation Magazine. Mr. Blair holds a bachelors degree in mathematics with a minor in physics from the University of Missouri.

     Promod Haque has been a Director of SPSS since the merger with ShowCase Corporation in February 2001. Dr. Haque was a Director of ShowCase from March 1992 until the merger with SPSS. He joined Norwest Venture Partners, a venture capital firm, in November 1990 and is currently Managing Partner of Norwest Venture Partners VI, Norwest Venture Partners VII and Norwest Venture Partners VIII, and General Partner of Norwest Venture Partners V and Norwest Equity Partners IV. Dr. Haque is a Director of Extreme Networks, Inc., Primus Knowledge Solutions and several privately held companies. He holds an M.S. and a Ph.D. in electrical engineering from Northwestern University, an M.M. from Northwestern University and a B.S. in electrical engineering from the University of New Delhi, India.

     William Binch has been a director of SPSS since the merger with ShowCase Corporation in February 2001. Mr. Binch was a director of ShowCase from 1999 until the merger with SPSS. He is currently the Executive Chairman of SeeCommerce. Mr. Binch was senior vice president of worldwide operations for Hyperion Solutions from July 1997 to May 1999. Prior to Hyperion, he was a senior executive for Business Objects and Prism, two business intelligence and data warehousing companies. In addition, Mr. Binch served as vice president of strategic accounts at Oracle Corporation. He has held sales and management positions at IBM, itel and Fortune. Mr. Binch also is a director of three other technology companies: Ventaso, Inc., SeeCommerce, and Saama Technologies, Inc.

     The SPSS Board of Directors is divided into three classes serving staggered three-year terms. The director nominees named under "Election of Directors" above are each serving a three-year term expiring at the Annual Meeting. Mr. Binch and Dr. Nie are each serving a three-year term expiring at the 2005 annual meeting. Mr. Whitchurch is serving the remainder of the three-year term held by Bernard Goldstein prior to Mr. Goldstein's resignation on October 23, 2003. Mr. Whitchurch's term will expire at the 2005 annual meeting. Mr. Noonan, Dr. Haque and Mr. Blair are each serving a three-year term expiring at the 2006 annual meeting. The executive officers named herein have terms expiring at the next annual meeting or when their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

     The following tables show (a) the compensation paid or accrued by SPSS to the Chief Executive Officer, and each of the executive officers of SPSS, other than the CEO, serving on December 31, 2003 (the "named executive officers") for services rendered to SPSS in all capacities during 2001, 2002 and 2003, (b) information relating to option grants made to the named executive officers in 2003 and (c) certain information relating to options held by the named executive officers. SPSS made no grants of freestanding stock appreciation rights ("SARs") in 2001, 2002 or 2003, nor did SPSS make any awards in 2001, 2002 or 2003 under any long-term incentive plan.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                              LONG TERM COMPENSATION
                                    ------------------------------------------     -------------------------------------------------
                                                                                             AWARDS              PAYOUTS
                                                                                   ---------------------------   -------
                                                                                   RESTRICTED      SECURITIES
                                       SALARY                     OTHER ANNUAL       STOCK         UNDERLYING     LTIP
NAME AND PRINCIPAL                  COMPENSATION      BONUS       COMPENSATION      AWARD(S)      OPTIONS/SARS   PAYOUTS   ALL OTHER
POSITION                   YEAR         ($)            ($)            ($)             ($)            (#)(1)        ($)        ($)
------------------         ----     ------------      -----       ------------     ----------     ------------   -------   ---------
Jack Noonan,.............  2003       $320,000       $168,063(2)       None             None         73,144(3)    None       None
 President and Chief       2002       $310,000       $159,125          None         $ 55,800(4)      70,000       None       None
 Executive Officer         2001       $310,000       $113,958          None             None        141,077(5)    None       None
Edward Hamburg,(20)......  2003       $231,000       $ 62,125(6)       None             None         40,979(7)    None       None
 Executive Vice
 President,                2002       $224,000       $ 59,000          None         $ 55,800(8)      40,000       None       None
 Corporate Operations,     2001       $224,000       $ 29,333          None         $397,258(9)      50,000       None       None
 Chief Financial Officer
 and Secretary
Brian Zanghi,(19)........  2003       $250,000       $102,500(10)   $ 6,190(11)         None         40,000       None       None
 Executive Vice
 President,                2002       $250,000       $ 52,500       $72,000(12)         None        145,000       None       None
 Chief Operating Officer   2001       $215,000(13)   $ 15,000(13)   $38,531(14)     $518,242(15)       None       None       None
Jonathan Otterstatter....  2003       $231,000       $ 61,250(16)      None             None         40,000       None       None
 Executive Vice
 President,                2002       $210,000       $ 51,688          None             None         40,000       None       None
 Chief Technology Officer  2001       $210,096(17)   $ 23,313(17)      None             None         45,000       None       None
John Shap................  2003       $240,000(18)       None          None             None         85,000       None       None
 Senior Vice President,    2002            N/A            N/A           N/A              N/A            N/A        N/A        N/A
 Worldwide Sales           2001            N/A            N/A           N/A              N/A            N/A        N/A        N/A

---------------
 (1) Amounts reflected in this column are for grants of stock options for the common stock of SPSS. No stock appreciation rights have been issued by SPSS.

 (2) $38,750 of the total bonus paid to Mr. Noonan during 2003 represents a bonus earned in fiscal year 2002.

 (3) Securities Underlying Options/SARs for Mr. Noonan in fiscal year 2003 include 3,144 "reload" options granted after he surrendered shares of SPSS common stock to pay the exercise price of his options.

 (4) On December 31, 2002, Mr. Noonan held 3,000 shares of restricted common stock having a market value, based on the closing price of the common stock on that date, of $41,970. The restriction on these shares of common stock lapsed on January 1, 2003.

 (5) Securities Underlying Options/SARs for Mr. Noonan in fiscal year 2001 include 41,077 "reload" options granted after he surrendered shares of SPSS common stock to pay the exercise price of his options.

 (6) $14,000 of the bonus paid to Dr. Hamburg during 2003 represents a bonus earned in fiscal year 2002.

 (7) Securities Underlying Options/SARs for Dr. Hamburg in fiscal year 2003 include 979 "reload" options granted to him after he surrendered shares of SPSS common stock to pay the exercise price of his options.

 (8) On December 31, 2002, Dr. Hamburg held 3,000 shares of restricted common stock having a market value, based on the closing price of the common stock on that date, of $41,970. The restriction on these shares of common stock lapsed on January 1, 2003.

 (9) On December 31, 2001, Dr. Hamburg held 37,195 shares of restricted common stock having a market value, based on the closing price of the common stock on that date, of $397,258, which were granted to replace 30,700 of stock options granted in 1991 and expired in 2001.

(10) $25,000 of the bonus paid to Mr. Zanghi during 2003 represents a bonus earned in fiscal year 2002.

(11) During 2003, SPSS forgave Mr. Zanghi's obligation to make interest payments in the aggregate amount of $6,190 owed with respect to his indebtedness to NetGenesis Corp. and assumed by SPSS following the merger of the two companies. See Item 12 under the section entitled "Transactions with Brian Zanghi."

(12) During 2002, SPSS forgave Mr. Zanghi's obligation to make interest payments in the aggregate amount of $7,000 owed with respect to his indebtedness to NetGenesis Corp. and assumed by SPSS following the merger of the two companies. See Item 12 under the section entitled "Transactions with Brian Zanghi." He received a $65,000 sign-on bonus.

(13) Salary and bonus compensation for Mr. Zanghi in fiscal year 2001 reflect amounts paid by NetGenesis Corp. before the effective date of the merger of SPSS and NetGenesis in December 2001.

(14) During 2001, NetGenesis made a salary advance to Mr. Zanghi in the amount of $38,531. This indebtedness was forgiven by NetGenesis.

(15) As of December 31, 2001, Mr. Zanghi held zero shares of restricted stock. On June 25, 2001, prior to the close of the December 2001 merger of SPSS and NetGenesis, NetGenesis granted to him 330,000 restricted shares of NetGenesis common stock. Instead of using the closing price of NetGenesis stock on July 25, 2001 to value Mr. Zanghi's restricted stock award, the value set forth above was calculated using both the closing price of SPSS stock on July 25, 2001 ($16.19) and the conversion ratio used in exchanging NetGenesis shares for SPSS shares (0.097). Despite the value of this grant, the aggregate value of his restricted share holdings was $0 on December 31, 2001 because all of his restricted shares vested immediately upon the consummation of the merger.

(16) $13,125 of the bonus paid to Mr. Otterstatter during 2003 represents a bonus earned in fiscal year 2002.

(17) Salary Compensation for Mr. Otterstatter in fiscal year 2001 reflects $43,934 in base salary received from ShowCase Corporation from January to March 2001 for services rendered prior to the merger of SPSS and ShowCase and $166,162 in base salary received from SPSS from April to December 2001 for services rendered as an officer of SPSS following the merger. Bonus Compensation for him reflects $8,000 in cash bonuses received from ShowCase for services rendered prior to the merger of SPSS and ShowCase and $15,313 in cash bonuses received from SPSS for services rendered as an officer of SPSS following the merger.

(18) As of December 31, 2003, SPSS had only three (3) executive officers, other than the Chief Executive Officer. Mr. Shap became an employee of SPSS on December 15, 2003, but did not become an executive officer of SPSS until 2004. SPSS is including Mr. Shap as a "named executive officer" for whom disclosure would have been required if he was serving as an executive officer as of December 31, 2003. Mr. Shap's annual base salary is $240,000. For the period from December 15, 2003 through December 31, 2003, Mr. Shap received compensation from SPSS in the amount of $11,000.

(19) Mr. Zanghi resigned from his position as Executive Vice President and Chief Operating Officer, effective July 1, 2004.

(20) Dr. Hamburg resigned from his position as Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary, effective August 16, 2004. Effective as of the same date, Raymond Panza was appointed by the Board to replace Dr. Hamburg in each of these positions. As of August 16, 2004, Dr. Hamburg serves as an Executive Vice President of the Company.

     The following table shows the number of options to purchase common stock granted to each of the named executive officers during 2003.

                2003 OPTION/STOCK APPRECIATION RIGHTS GRANTS(1)

                                            INDIVIDUAL GRANTS
                       ------------------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF     PERCENT OF TOTAL                                       ASSUMED ANNUAL RATES OF
                        SECURITIES      OPTIONS/SARS                       LATEST           STOCK PRICE APPRECIATION
                        UNDERLYING       GRANTED TO       EXERCISE OR     POSSIBLE             FOR OPTION TERM(2)
                       OPTIONS/SARS     EMPLOYEES IN      BASE PRICE     EXPIRATION       -----------------------------
NAME                    GRANTED(#)          2003            ($/SH)          DATE            5%($)             10%($)
----                   ------------   ----------------    -----------    ----------         -----             ------
Jack Noonan..........     70,000            9.61%           $14.599      01/02/2013        $642,686         $1,628,693
                           3,144            0.43%           $ 18.29      08/18/2013        $ 36,164         $   91,646
Edward Hamburg(4)....     40,000            5.49%           $14.599      01/02/2013        $367,249         $  930,682
                             979            0.13%           $ 18.29      08/18/2013        $ 11,261         $   28,537
Brian Zanghi(3)......     40,000            5.49%           $14.599      01/02/2013        $367,249         $  930,682
Jonathan
  Otterstatter.......     40,000            5.49%           $14.599      01/02/2013        $367,249         $  930,682
John Shap............     85,000           11.67%           $ 17.25      12/17/2013        $922,117         $2,336,825

---------------
(1) The options that expire on January 2, 2013 were granted as of January 2, 2003, and had a four-year vesting schedule. The grant of an option to purchase 3,144 shares of common stock of SPSS to Jack Noonan that expires on August 18, 2013 was granted as of August 18, 2003 and vested immediately upon the date of grant. The grant of an option to purchase 979 shares of common stock of SPSS to Edward Hamburg that expires on August 18, 2013 was granted as of August 18, 2003 and vested immediately upon the date of grant. The grant of an option to purchase 85,000 shares of common stock of SPSS to John Shap that expires on December 17, 2013 was granted as of December 17, 2003 and had a four-year vesting schedule. Pursuant to authority granted under the Company's 2002 Equity Incentive Plan, the Board may grant additional options to certain option holders in the event that such option holders pay the exercise price of their options or any applicable withholding taxes by surrendering shares of SPSS common stock. In these cases, the Board has granted "reload" options at the then current market price in an amount equal to the number of shares of SPSS common stock that the option holder surrendered.

(2) In satisfaction of applicable SEC regulations, the table shows the potential realizable values of these options, upon their latest possible expiration date, at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the term of the options. The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options at the end of the ten-year period starting with their vesting commencement dates, based on the assumptions shown above. Because actual gains will depend upon the actual dates of exercise of the options and the future performance of the common stock in the market, the amounts shown in this table may not reflect the values actually realized. No gain to the named executive officers is possible without an increase in stock price which will benefit all stockholders proportionately. Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the common stock and general stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved, or that the stock price will not be lower or higher than projected at five and ten percent assumed annualized rates of appreciation.

(3) Mr. Zanghi resigned from his position as Executive Vice President and Chief Operating Officer, effective July 1, 2004.

(4) Dr. Hamburg resigned from his position as Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary, effective August 16, 2004. Effective as of the same date, Raymond Panza was appointed by the Board to replace Dr. Hamburg in each of these positions. As of August 16, 2004, Dr. Hamburg serves as an Executive Vice President of the Company.

        AGGREGATED OPTION/STOCK APPRECIATION RIGHT EXERCISES IN 2003 AND
                YEAR-END OPTION/STOCK APPRECIATION RIGHT VALUES

                                                                                            VALUE OF
                                                                        NUMBER OF          UNEXERCISED
                                                                       UNEXERCISED        IN-THE-MONEY
                                                                     OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                        YEAR-END            YEAR-END
                                           SHARES                        (#)(1)             ($)(1)(2)
                                         ACQUIRED ON      VALUE      ---------------    -----------------
                                          EXERCISE      REALIZED      EXERCISABLE/        EXERCISABLE/
NAME                                         (#)        ($)(1)(3)     UNEXERCISABLE       UNEXERCISABLE
----                                     -----------    ---------    ---------------    -----------------
Jack Noonan..........................      45,576        487,193     488,961/120,260    $616,720/$176,869
Edward Hamburg(5)....................       1,743         17,221      224,398/66,581    $324,222/$101,068
Brian Zanghi(4)......................        None            N/A      78,781/106,219    $ 30,172/$101,068
Jonathan Otterstatter................        None            N/A      103,366/72,690    $184,603/$101,593
John Shap............................        None            N/A            0/85,000    $       0/$53,550

---------------
(1) All information provided is with respect to stock options. No stock appreciation rights have been issued by SPSS.

(2) These amounts have been determined by multiplying the aggregate number of options by the difference between $17.88, the closing price of the common stock on the Nasdaq National Market on December 31, 2003, and the exercise price for that option.

(3) These amounts have been determined by multiplying the aggregate number of options exercised by the difference between the closing price of the common stock on the Nasdaq National Market on the date of exercise and the exercise price for that option.

(4) Mr. Zanghi resigned from his position as Executive Vice President and Chief Operating Officer, effective July 1, 2004.

(5) Dr. Hamburg resigned from his position as Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary, effective August 16, 2004. Effective as of the same date, Raymond Panza was appointed by the Board to replace Dr. Hamburg in each of these positions. As of August 16, 2004, Dr. Hamburg serves as an Executive Vice President of the Company.

COMPENSATION OF DIRECTORS

     As of December 31, 2003, the non-employee directors serving on the Board were entitled to receive cash compensation as described below. However, SPSS only began to compensate its Board members in cash, effective as of the third quarter of 2003. In addition, some of the directors changed duties during the year. As such, we have listed below both the annual amount that a director would be entitled to receive for a particular Board or committee position and the amounts actually received by each director holding such position during 2003.

     - The Chairman of the Board was entitled to receive $80,000 annually for services rendered in this capacity. All non-employee directors serving on the Board, including the Chairman, were entitled to receive compensation for board service in the amount of $30,000 annually. Norman Nie received $40,000 for his service as Chairman of the Board during the third and fourth quarters of 2003. Dr. Nie, Michael Blair, William Binch, Kenneth Holec, Merritt Lutz and Promod Haque, respectively, received $15,000 for board service during the third and fourth quarters of 2003. Mr. Goldstein received $7,500 for board service during the third quarter of 2003. Mr. Whitchurch received $7,500 for board services during the fourth quarter of 2003.

     - The Chairman of the Audit Committee was entitled to receive $40,000 annually for services rendered in this capacity and the additional members of the Audit Committee were entitled to receive $20,000 annually for their service as Audit Committee members. Mr. Blair received $10,000 for his service as the Chairman of the Audit Committee during the third quarter of 2003 and an additional $5,000 for his service a member of the Audit Committee during the fourth quarter of 2003. Mr. Whitchurch received

       $10,000 for his service as the Chairman of the Audit Committee during the fourth quarter of 2003. Mr. Binch received $10,000 for his service a member of the Audit Committee during the third and fourth quarters of 2003. Mr. Holec received $5,000 for his service as a member of the Audit Committee during the third quarter of 2003.

     - The Chairman of the Compensation Committee was entitled to receive $10,000 annually for services rendered in this capacity and the additional members of the Compensation Committee were entitled to receive $5,000 annually for their service as Compensation Committee members. Mr. Binch received $5,000 for service as the Chairman of the Compensation Committee during the third and fourth quarters of 2003. Mr. Lutz and Mr. Blair, respectively, received $2,500 for service as members of the Compensation Committee during the third and fourth quarters of 2003.

     - The Chairman of the Nominating Committee was entitled to receive $10,000 annually for services rendered in this capacity and the additional members of the Nominating Committee were entitled to receive $5,000 annually for their service as Nominating Committee members. Dr. Nie received $2,500 for his service as the Chairman of the Nominating Committee during the third quarter of 2003. Dr. Haque replaced Dr. Nie as a member of the Nominating Committee for the fourth quarter of 2003 and received $1,250 for service as a member of the Nominating Committee during the fourth quarter. Mr. Lutz received $2,500 for service as a member of the Nominating Committee during the third and fourth quarters of 2003.

     For the year ended December 31, 2003, the non-employee directors serving on the Board were entitled to the following option grants:

     - Non-Employee directors serving on the Board on January 2, 2003 received an option to purchase 7,500 shares of SPSS common stock.

     - Non-Employee directors serving on the Board on July 1, 2003 received an option to purchase 5,000 shares of SPSS common stock as a formula grant under the Company's 2002 Equity Incentive Plan.

     - Upon the initial election of Charles R. Whitchurch as a member of the Board, Mr. Whitchurch received an option to purchase 10,000 shares of SPSS common stock as a formula grant under the Company's 2002 Equity Incentive Plan.

     Each director was reimbursed by SPSS for all reasonable expenses incurred in connection with services provided as a director.

     During 2003, three of the non-employee directors of SPSS received additional compensation as follows: Norman Nie received compensation in the amount of $135,600 for consultant work on a part-time basis. See the Section titled "Consulting Agreements," below, for further information on compensation paid to Dr. Nie. William Binch received a total of $18,000 for consulting work performed on a part-time basis, based on a monthly consulting fee of $3,000. Mr. Binch received this consulting fee from January 2003 through June 2003. After June 2003, this consulting arrangement was terminated. Kenneth Holec was entitled to receive a consulting fee in the amount of $1,000 as a retainer for consulting work on a part-time basis from July 2002 to March 2003. This $1,000 payment was made to Mr. Holec during 2002 and no additional compensation for consulting work was paid to Mr. Holec during 2003. Mr. Holec also received an additional grant of an option to purchase 46,000 shares of SPSS common stock at an exercise price of $11.00 per share, which option grant was approved by the Board on April 23, 2003 and granted in exchange for various Board services provided by Mr. Holec.

EMPLOYMENT AGREEMENT WITH JACK NOONAN

     SPSS entered into an employment agreement with Jack Noonan on January 14, 1992. This employment agreement provided for a one-year term with automatic one-year extensions unless he or SPSS gives a written termination notice at least 90 days before the expiration of the initial term or any extension. It also provides for a base salary of $225,000 during the initial term, together with the same benefits provided to other employees of SPSS. The Compensation Committee of the Board of Directors annually reviews Mr. Noonan's base compensation and increased it to $235,000 for 1993, 1994, 1995, 1996 and 1997 and to $242,500 in 1998, $256,500 in 1999, $275,000 in 2000,
$310,000 in 2001, $310,000 in 2002 and $320,000 in 2003. If SPSS terminates Mr.
Noonan's employment without cause, SPSS must pay him an amount equal to fifty percent of his annual base salary in effect at the time of termination. This amount is payable in twelve equal monthly installments. However, if Mr. Noonan finds other employment at a comparable salary, the Company's obligation to make these payments ceases. The employment agreement requires him to refrain from disclosing confidential information of SPSS and to abstain from competing with SPSS during his employment and for a period of 1 year after employment ceases. Mr. Noonan is the only executive officer who is employed through an employment or similar agreement with SPSS. SPSS does have confidentiality, non-compete, non-solicitation and work-for-hire agreements with many of its key management and technical personnel.

CONSULTING AGREEMENTS

     SPSS entered into a consulting agreement (the "Initial Nie Consulting Agreement"), dated as of January 1, 1997, with Norman H. Nie Consulting L.L.C., an Illinois Limited Liability Company ("Nie Consulting"). The Initial Nie Consulting Agreement was effective until May 31, 2003. Pursuant to the Initial Nie Consulting Agreement, Nie Consulting was to provide thirty (30) hours per month of consulting services on various matters relating to the business of SPSS. This consulting agreement provided for a one-year term with automatic one-year extensions unless Nie Consulting or SPSS gave a written notice of termination at least thirty (30) days prior to the expiration of the initial term or any extension. SPSS could terminate this consulting agreement for cause, in which event SPSS would pay Nie Consulting all accrued but unpaid compensation. The agreement also provided that Nie Consulting was to receive annual compensation of $80,800 and reimbursement of reasonable out-of-pocket expenses incurred in performing services under the consulting agreement. The Initial Nie Consulting Agreement required that Nie Consulting refrain from disclosing confidential information about SPSS during the term of the consulting agreement and for a period of five (5) years after its expiration. In addition, the Initial Nie Consulting Agreement required that Nie Consulting abstain from competing with SPSS during his consultancy and for a period of one-year after the consultancy ceases. During fiscal year 2003, SPSS paid to Nie Consulting compensation in the amount of $60,600 pursuant to the Initial Nie Consulting Agreement.

     During 2003, SPSS entered into a new consulting agreement, dated as of June 1, 2003, with Nie Consulting (the "Second Nie Consulting Agreement") to replace the Initial Nie Consulting Agreement. Pursuant to the Second Nie Consulting Agreement, Nie Consulting is to provide services to SPSS both to assist SPSS in re-engineering certain of its business processes and to assist SPSS on various matters relating to the Company's business. The Second Nie Consulting Agreement provides that it shall continue in effect until either Nie Consulting or SPSS gives a written notice of termination at least fifteen (15) days in advance of such termination. The Second Nie Consulting Agreement also provides that Nie Consulting is to receive monthly compensation in the amount of $10,000 per month, provided that from September 2003 through and including January 2004, Nie Consulting will instead receive monthly compensation in the amount of $15,000 per month. In addition, Nie Consulting shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in performing the consulting services. The Second Nie Consulting Agreement requires that Nie Consulting refrain from disclosing confidential information about SPSS during the term of the consulting agreement and for a period of five (5) years after its expiration. In addition, the Second Nie Consulting Agreement requires that Nie Consulting abstain from competing with SPSS during its consultancy and for a period of one year after the consultancy ceases. During fiscal year 2003, SPSS paid to Nie Consulting compensation in the amount of $75,000 pursuant to the Second Nie Consulting Agreement.

     SPSS entered into a consulting arrangement with William Binch whereby Mr. Binch received a total of $18,000 for consulting work performed on a part-time basis, based on a monthly consulting fee of $3,000. Mr. Binch received this consulting fee from January 2003 through June 2003. After June 2003, this consulting arrangement was terminated.

     SPSS entered into a consulting arrangement with Kenneth Holec whereby Mr. Holec was entitled to receive a consulting fee in the amount of $1,000 as a retainer for consulting work on a part-time basis from

July 2002 to March 2003. This $1,000 payment was made to him during 2002 and no additional compensation for consulting work was paid to him during 2003.

CHANGE OF CONTROL AGREEMENTS

     On November 27, 2000, SPSS entered into revised change of control agreements with Jack Noonan and Edward Hamburg. SPSS entered into a change of control agreement with Jonathan Otterstatter on April 25, 2003 and a change of control agreement with John Shap effective as of December 15, 2003. Each of these agreements provides certain benefits to the relevant executive officer if the executive officer is terminated or constructively terminated following a change of control. Each agreement provides that, if the executive officer is terminated without cause or constructively terminated within 2 years following a change of control, then the executive officer may receive benefits including (a) a severance package equal to the greater of (i) the aggregate cash compensation received in the immediately preceding fiscal year, or (ii) the aggregate cash compensation scheduled to be received during the current fiscal year; (b) the accelerated vesting of all previously unvested options; and (c) participation in the same health and welfare benefits he or she received at any time within 120 days of the change of control for eighteen (18) months following that date of such termination.

     As more fully described above under the section entitled "Employment Agreement with Jack Noonan," if SPSS terminates Mr. Noonan's employment without cause and he does not find other employment at a comparable salary, SPSS must pay him an amount equal to fifty percent of his annual base salary in effect at the time of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William Binch, Michael Blair and Merritt Lutz were directors and members of the Compensation Committee during fiscal year 2003. None of the members of the Compensation Committee has ever been an officer or employee of SPSS or any of its subsidiaries. From January 2003 through June 2003, Mr. Binch performed part-time consulting services for SPSS. William Binch received a monthly consulting fee in the amount of $3,000 for this consulting work, as more particularly described under the section entitled "Certain Relationships and Related Transactions."

REPORT OF THE SPSS COMPENSATION COMMITTEE

To: The Board of Directors and Stockholders of SPSS Inc.:

     During 2003, the NASDAQ National Market, on which our Common Stock trades, amended its listing criteria to implement modified standards of independence for its listed companies' Boards of Directors and Board committees. SPSS is proud to report that it maintains a Compensation Committee that both satisfied the NASDAQ standards prior to the implementation of the amended listing standards and continues to satisfy the NASDAQ standards after the implementation of the amended listing standards.

     SPSS has been responsive to increased concerns regarding corporate governance and, in particular, the role of the Compensation Committee in establishing and monitoring the Company's compensation philosophy and programs to enhance the link between pay and performance.

     During 2003, the Compensation Committee pursued a number of projects related to our compensation analysis. In order to maximize our effectiveness, we retained Frederic W. Cook & Co., a nationally recognized compensation consulting firm, to advise the Compensation Committee with respect to our compensation analysis. The Compensation Committee's three most significant projects during 2003 were:

          1. A general review and reconsideration of the Company's overall compensation philosophy.

          2. A specific and thorough review of the Company's compensation programs for its directors and executive officers.

          3. A specific and thorough review of the Company's equity-based compensation plan to determine if the equity plan could be revised in a manner that would reduce the effective cost to the

          Company's stockholders of administering the plan, while at the same time maintaining or even enhancing the plan's ability to motivate and reward performance that enhances stockholder value.

Compensation Philosophy

     The Compensation Committee's general review of the Company's overall compensation philosophy resulted in a decision by the Compensation Committee to leave the Company's basic compensation philosophy unchanged, but, nevertheless, adjust some of its details to better serve the interests of stockholders. The general objective of the Company's executive compensation program is to help SPSS attract and retain talented executives while at the same time promoting the interests of the Company's stockholders. To meet this objective, the Compensation Committee has endorsed compensation programs for executive officers that place a substantial portion of each executive officer's potential compensation at risk and dependent on a combination of performance criteria which are generally considered to approximate increases in stockholder value over the performance of SPSS. Within this philosophy, the Compensation Committee's key objectives are to:

          1. Offer a total compensation package to the Company's directors and executive officers that is market competitive, taking into account comparable positions at various companies within the Company's "peer group."

          2. Motivate the Company's executive officers to achieve the Company's business objectives by providing annual incentive compensation awards that take into account the Company's overall performance against corporate objectives.

          3. Provide meaningful equity-based, long-term incentives.

Compensation Process and Components

     The components of the Company's compensation program include base salary, cash bonuses and other incentive compensation, stock options and other equity-based compensation as well as other benefit programs. In fiscal year 2003, the Compensation Committee presented to the Board its recommendations and conclusions regarding compensation for the executive officers, and the Board approved the Compensation Committee's recommendations and conclusions in all respects. With respect to both Company officers (other than the executive officers) and other Company employees, the Compensation Committee has determined the framework within which compensation decisions will be made and has delegated to the Company's Chief Executive Officer the authority to make compensation decisions regarding these officers and employees, subject to review and approval by the Compensation Committee.

     Base Salary

     Base salary is intended to provide a fixed level of compensation reflecting the scope and nature of basic job responsibilities. The Compensation Committee grants salary increases, if appropriate, after a review of individual performance and an assessment of the relative competitiveness of the current salary. In keeping with the goal of unifying the interests of the Company's executive officers and its stockholders, base salary is designed to represent a relatively small portion of the total compensation that the executives have the potential to earn each year. However, depending upon (i) success in achieving the performance goals which govern the executive officers' right to receive bonuses, and (ii) the extent to which enhanced performance has increased the value of equity-based compensation, base salary could represent a majority of the compensation actually received by an executive officer in any given year.

     Bonus Awards

     Bonus awards recognize an executive officer's contribution to each year's actual operating results as measured against specified performance objectives. For executive officers other than the Chief Executive Officer, the performance objectives for each executive officer frequently have two components: (a) objectives relating specifically to the individual's job performance; and (b) objectives relating to the Company's overall performance. The relative weight given to each component may vary. When establishing performance objectives relating to the Company's overall performance, the Compensation Committee focuses primarily on financial performance, specifically operating and net income. The amount of bonus compensation paid to the executive officers is determined by comparing actual results to performance objectives established by the Compensation Committee based upon the operating budget approved by the Board of Directors of SPSS for that year. The potential bonus is generally established as a percentage of the executive officer's base salary. The actual percentage of base salary which executives are entitled to receive as bonus compensation will increase or decrease depending on the extent to which the performance objective is achieved. In addition to regular annual bonuses the amount of which are determined in whole or in part by the Company's financial performance, the Compensation Committee from time to time makes special bonus awards to individuals based upon exceptional performance. These special bonuses are not intended to be recurring in nature, they were not taken into account in the design of the Company's executive compensation plan and no specific percentage of any employee's compensation has been allocated to this form of bonus.

     Stock Option Plan

     Stock options are considered an important component of the Company's incentive compensation. Stock options provide the right to purchase, at fair market value on the date of grant, a fixed number of shares of SPSS common stock during the term of the option, which is typically ten years from the date of grant. Options are also typically subject to vesting provisions which require the recipients continued employment by SPSS for a period of three to five years from the date of grant in order for the recipient to be entitled to the full benefit of the option, although certain options granted to executives with policy-making responsibility provide for accelerated vesting if the Company significantly exceeds its budget projections. In determining the size of the option grants, the Compensation Committee considers the impact of the grants on existing stockholders' stock ownership positions and the prospective value of the options as a performance incentive. The number of options previously awarded to and held by executive officers is reviewed and is also considered as a factor in determining the size of current option grants.

Chief Executive Officer Compensation

     The Compensation Committee has established the CEO's base salary and bonus employing largely the same principles described above, except that the amount of the CEO's bonus is purely a function of the financial performance of SPSS measured against the operating and net income goals established by the Compensation Committee and approved by the Board of Directors at the beginning of each year. The Compensation Committee believes that it has established a total compensation package that compares favorably to industry standards. The Compensation Committee considers the total salary and incentive compensation provided to chief executives of companies in the SPSS "peer group," although it does not target a specific percentile range within this group of similar companies in determining the CEO's compensation.

     Mr. Noonan's bonus is determined in the same manner as the other policy-making senior executives, except that no portion of Mr. Noonan's bonus is based on exceptional individual performance. It is the Compensation Committee's view that the CEO's compensation should be based solely on the financial performance of SPSS and that, for the CEO, exceptional individual performance is so closely aligned with SPSS financial performance that the CEO's bonus should be based solely on overall SPSS financial performance.

     In 2003, Mr. Noonan received approximately twice the number of stock options received by the other policy-making senior executives. The Compensation Committee recommended grants to Mr. Noonan of stock options to acquire 70,000 shares of common stock at $14.599 per share effective January 2, 2003. These options vested ratably over a four-year vesting schedule, beginning at the conclusion of the first month following the grant date. These options were granted with the same vesting schedule applied to options granted to other named executive officers, which vesting schedule was deemed appropriate by the Compensation Committee. The Compensation Committee determined that the level of options granted to Mr. Noonan was appropriate given the importance of his contributions to the Company. In recommending these grants, the

Compensation Committee also considered that such grants would further the Company's policy of seeking to align the interests of its senior executives with those of its stockholders.

Tax Considerations

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to SPSS and to the executive officers of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, SPSS will not necessarily and in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of SPSS under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          Compensation Committee of SPSS Inc.

                                          William Binch
                                          Michael Blair
                                          Merritt Lutz

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings

     The Board of Directors held 7 meetings during 2003, including both regular and special meetings. During 2003, no Director attended fewer than 75% of the aggregate of all Board meetings, and all meetings of the Board committees of which he was a member, held while serving as a Director.

     The Board maintains a policy that all Directors are strongly encouraged to attend each of the Company's Annual Meetings of Stockholders. A copy of this policy is posted on the Company's website at http://www.spss.com. In 2003, 7 of the 8 members of the Company's Board of Directors attended the Annual Meeting of Stockholders. In accordance with the new rules established by the NASDAQ National Market, beginning in April 2004, on the date of each regularly scheduled Board meeting, the independent directors shall attend an executive session at which only the independent Board members are present.

Director Independence

     Each year, the Board reviews the relationships that each member of the Board has with SPSS. A Board member qualifies as an "independent director" if
(a) the Board member does not maintain any of the specified relationships that prevent independence under the NASDAQ National Market listing standards and (b) the Board determines that such Board member has no relationship which would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     The Board has determined that the following directors qualify as independent directors: Charles R. Whitchurch, Michael Blair, William Binch, Merritt Lutz and Promod Haque. The Board concluded that none of these directors possess the specified relationships that prevent independence under the NASDAQ National Market listing standards and none of the directors has any other relationship that the Board believes would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Because of their relationships with SPSS, Jack Noonan, Kenneth Holec and Norman Nie have not been deemed to be independent directors.

Committees

     During 2003, the Board maintained the following standing committees:

     Audit Committee. From January to October 2003, the members of the Audit Committee were Michael Blair, William Binch and Kenneth Holec. In October 2003, Charles R. Whitchurch was appointed to serve on the Audit Committee in place of Mr. Holec. The Board has determined that each of Mr. Whitchurch, Mr. Blair and Mr. Binch has sufficient knowledge and literacy in financial and accounting matters to serve on the Audit Committee. The Board has also determined that Mr. Whitchurch, the chairman of the Audit Committee, qualifies as an "audit committee financial expert." Each of Mr. Whitchurch, Mr. Blair and Mr. Binch qualifies as independent under the applicable rules. In connection with the passage of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission has amended the definition of audit committee independence under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Further, the NASDAQ National Market has amended the definition of audit committee independence set forth in its listing standards. The Board has determined that each of Mr. Whitchurch, Mr. Blair and Mr. Binch satisfies the new definition of independence under both the Exchange Act and the NASDAQ listing standards. The Board made each of the above determinations based on information that the Company requested from each member of the Audit Committee regarding his experience with financial and accounting matters.

     The Audit Committee met five (5) times during the fiscal year ended December 31, 2003. The purpose of the Audit Committee is to oversee the accounting and financial reporting process of SPSS and the Company's financial audits. The Audit Committee operates under a written charter adopted by the Audit Committee and ratified by the Board. This charter specifies that the functions of the Audit Committee include (a) assisting the Board in its oversight of the quality and integrity of the Company's internal controls over financial reporting and internal audit function, (b) the appointment, replacement, compensation and oversight of the Company's independent auditors,
(c) approving services provided by the Company's independent auditors before those services are rendered and evaluating the possible effect the performance of such services will have on the auditors' independence (d) reviewing the Company's financial disclosure documents and discussing these documents with both management and the Company's independent auditors prior to public release,
(e) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (f) discussing with management the Company's process for managing business and financial risk and (g) assisting the Company in complying with significant applicable legal, ethical and regulatory requirements. A complete copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement and is posted on the Company's website at http://www.spss.com. The Company will furnish a copy of the Audit Committee Charter to any person, without charge, upon written request directed to the Secretary of the Company at the Company's principal executive offices.

     Compensation Committee. During 2003, the members of the Compensation Committee were William Binch, Michael Blair and Merritt Lutz. Each of Mr. Binch, Mr. Blair and Mr. Lutz qualifies as independent under the NASDAQ National Market listing standards.

     The Compensation Committee met one (1) time during the fiscal year ended December 31, 2003 and took additional action by written consent of the Compensation Committee effective as of August 18, 2003. The Compensation Committee operates under a written charter adopted by the Compensation Committee and ratified by the Board. This charter specifies that the functions of the Compensation Committee include (a) assisting the Board in developing and evaluating potential candidates for executive positions, (b) reviewing director compensation and recommending changes, as appropriate, (c) evaluating the Chief Executive Officer's performance and establishing a compensation package for the CEO based on such performance, (d) developing an executive compensation structure for the Company's other senior executive officers, (e) reviewing compensation decisions made by the Company's Chief Executive Officer with respect to other officers and employees of the Company and (f) reviewing and administering the Company's 2002 Equity Incentive Plan. A complete copy of the Compensation Committee Charter is attached as Appendix B to this Proxy Statement and is posted on the Company's website at http://www.spss.com. The Company will furnish a copy of the Compensation Committee Charter to any person, without charge, upon written request directed to the Secretary of the Company at the Company's principal executive offices.

     Nominating Committee. During 2003, the members of the Nominating Committee were Merritt Lutz and Promod Haque. Each of Mr. Lutz and Mr. Haque qualifies as independent under the NASDAQ National Market listing standards.

     The Nominating Committee met two (2) times during the fiscal year ended December 31, 2003. The Nominating Committee operates under a written charter adopted by the Nominating Committee and ratified by the Board. This charter specifies that the functions of the Nominating Committee include: (a) establishing criteria for selecting new Board members, (b) reviewing the qualifications, participation and contribution of incumbent Board members, (c) establishing criteria for selecting members of the Board committees and (d) recommending slates of directors to be elected as members of each Board committee. A complete copy of the Nominating Committee Charter is attached as Appendix C to this Proxy Statement and is posted on the Company's website at http://www.spss.com. The Company will furnish a copy of the Nominating Committee Charter to any person, without charge, upon written request directed to the Secretary of the Company at the Company's principal executive offices.

     In carrying out its responsibilities regarding director nominations, the Nominating Committee will consider candidates suggested by SPSS stockholders. Suggestions for candidates must be made by writing to the Nominating Committee, care of the Secretary of the Company at the Company's principal executive offices. Nominations must be submitted in a manner consistent with the Company's By-laws. The Company will furnish a copy of the By-laws to any person, without charge, upon written request directed to the Secretary of the Company at the Company's principal executive offices. Each candidate suggestion made by an SPSS stockholder must include the following:

     - the candidate's name, contact information, detailed biographical material, qualifications and an explanation of the reasons why the stockholder believes that this candidate is qualified for service on the SPSS Board of Directors;

     - all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;

     - a written consent of the candidate to being named in a Company proxy statement as a nominee and to serving as a director if elected; and

     - a description of any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

     The Nominating Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate. The Nominating Committee has not received any stockholder recommendations for director candidates with regard to the election of directors covered by this Proxy Statement or otherwise.

     Each Board nominee must, at a minimum, meet the criteria that the Nominating Committee believes must be met by all members of the SPSS Board of Directors. Members of the SPSS Board must:

     - have strength of character, the highest professional and personal ethics, and values consistent with the longstanding values of the Company;

     - have broad business or other experience that will increase the overall effectiveness of the Board and allow insight based on experience;

     - be committed to enhancing stockholder value; and

     - have sufficient time to carry out their duties.

     In evaluating candidates for membership on the Board of Directors, the Nominating Committee considers each of the above factors. In addition, the Nominating Committee takes into account issues of integrity, judgment, independence, financial literacy and the extent to which a particular candidate would fill a present need on the Board of Directors.

     The Nominating Committee also reviews and determines whether existing members of the Board of Directors should be nominated for reelection based on the needs of the Board. Kenneth Holec and Merritt Lutz constitute the members of the class with a term that expires at the Annual Meeting. The Nominating Committee has nominated Mr. Holec and Mr. Lutz for reelection to the Board at the Annual Meeting. The full Board has ratified the nomination of these incumbent directors.

     The Nominating Committee's process for identifying and evaluating Board nominees includes a regular review of the size and composition of the full Board of Directors. In the event that vacancies on the Board of Directors are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may be suggested to the Nominating Committee through current members of the Board, management, stockholders and other appropriate sources. The Nominating Committee evaluates all of these candidates using the qualifications and standards discussed above. The Nominating Committee evaluates candidates at regular or special meetings called at any point during the year.

Stockholder Communications with the Board of Directors.

     The Company's Board of Directors has implemented a process pursuant to which SPSS stockholders may send communications to the Board. This policy, titled "Stockholder Communications with the Board of Directors," was unanimously approved by the Company's independent directors. A copy of this policy is attached as Appendix D to this Proxy Statement and is posted on the Company's website at http://www.spss.com.

     Pursuant to this policy, SPSS stockholders may, at any time, direct communications to the Board through the Board's Audit Committee. The contact information for each Audit Committee member is listed in the policy. A stockholder communication may be submitted on an anonymous basis.

     After a stockholder communication is submitted to the Audit Committee, the Audit Committee will respond in the following manner. Within five (5) business days following the receipt of a stockholder communication, the Audit Committee will hold a meeting via telephone to initiate a preliminary evaluation of the stockholder communication and may consult, as appropriate, with any advisors to the Audit Committee. If no further investigation or discussion is required, the Audit Committee will (a) report the contents of the stockholder communication and the Audit Committee's response to the entire Board at the next regularly scheduled Board meeting; and (b) respond to the Stockholder Communication in writing, if the stockholder communication requests a written response and provides a clear and accurate mailing address to which such response should be directed. If the Audit Committee determines that the stockholder communication warrants further investigation, the Audit Committee will (a) proceed with a further investigation of the matters raised by the stockholder communication;
(b) maintain an official record of each investigation, (c) upon completion of the investigation, inform the Board (through written correspondence or at a meeting of the Board) of its conclusion and recommended course of action; and
(d) follow the procedures set forth in the SPSS Code of Business Conduct and Ethics in taking any necessary remedial action. In addition to this policy, at each Annual Meeting of Stockholders, SPSS stockholders will have the opportunity to direct questions to the Board.

REPORT OF THE SPSS AUDIT COMMITTEE

     The Audit Committee of the Board of Directors consists of three (3) independent directors, as required by the NASDAQ National Market listing standards. The members of the Audit Committee are Charles R. Whitchurch, William Binch and Michael Blair. The Audit Committee operates under a written charter adopted by the Audit Committee and ratified by the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

     The Audit Committee is responsible for overseeing and monitoring management's implementation of the Company's accounting and financial reporting process and financial audits. In discharging its oversight role, the Audit Committee reviewed the audited consolidated financial statements of SPSS as of and for the year ended December 31, 2003. Management of SPSS is responsible for the Company's consolidated financial statements and reporting process, including the system of internal controls. KPMG LLP, the Company's independent auditor, is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

     The Audit Committee also met and held discussion with each of management, the Company's internal auditors and KPMG. The Audit Committee reviewed and discussed the Company's consolidated financial statements with management and KPMG, and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee met privately with KPMG, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and 90 (Communications with Audit Committees), as amended. In addition, the Audit Committee received from KPMG the written disclosures and the letter required by the Independence Standards Board Standard No. 1 and the Audit Committee has discussed with KPMG its independence from SPSS and its management. The Audit Committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining its independence.

     Based on the Audit Committee's discussion with management, the internal auditors and KPMG, and the Audit Committee's review of management's representations and KPMG's disclosures made to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also selected KPMG LLP as the Company's independent auditors for fiscal year 2004.

                                          By the Audit Committee

                                          Charles R. Whitchurch
                                          William Binch
                                          Michael Blair

PERFORMANCE GRAPH

     The following graph shows the changes in $100 invested since December 31, 1998, in the Company's common stock, the NASDAQ 100 Stocks Index and S&P Computer Software and Services Index, a specialized industry focus group, assuming that all dividends were reinvested.

                              [PERFORMANCE GRAPH]


                                             12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
   SPSS (NASDAQ SPSS)                        $100.00    $133.74    $116.84     $94.01     $74.10     $94.70
   NASDAQ 100 Stock Index                    $100.00    $201.95    $127.54     $85.90     $53.61     $79.95
   S&P Computer Software and Services Index  $100.00    $119.53    $107.41     $93.40     $71.57     $90.46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions with Norman Nie. Norman Nie, the Chairman of the Board of Directors of SPSS, received $135,600 for consulting work on a part-time basis through Nie Consulting.

     Transactions with William Binch. William Binch, a member of the Board of Directors of SPSS and a member of the Audit Committee of the Board, received a total of $18,000 for consulting work performed on a part-time basis, based on a monthly consulting fee of $3,000. Mr. Binch received this consulting fee from January 2003 through June 2003. After June 2003, this consulting arrangement was terminated.

     Transactions with Kenneth Holec. Kenneth Holec, a member of the Board of Directors of SPSS, was entitled to receive a consulting fee in the amount of $1,000 as a retainer for consulting work on a part-time basis from July 2002 to March 2003. This $1,000 payment was made to Mr. Holec during 2002 and no additional compensation for consulting work was paid to him during 2003. Mr. Holec also received an additional grant of an option to purchase 46,000 shares of SPSS common stock at an exercise price of $11.00 per share, which option grant was approved by the Board on April 23, 2003 and granted in exchange for various Board services provided by him.

     Transactions with LexiQuest, S.A. On January 31, 2002, SPSS acquired all of the issued and outstanding shares of stock of LexiQuest, S.A., a corporation organized under the laws of France, pursuant to a Stock Purchase Agreement between SPSS, LexiQuest and the shareholders of LexiQuest. Norman Nie, the Chairman of the Board of Directors of SPSS, was both a shareholder of and the Chairman of the Board of Directors of LexiQuest. The aggregate purchase price for all of the issued and outstanding shares of capital stock of LexiQuest was determined by the parties in arms-length negotiations and consisted of guaranteed and contingent components. The guaranteed portion of the purchase price consisted of a payment of $2,500,000. The contingent payments, if any, are capped at a total of $1,500,000, if fully earned during fiscal years 2002 and 2003. No contingent payments were earned for fiscal year 2002 or fiscal year 2003. The guaranteed portion of the purchase price was placed into escrow with Bank One, N.A. (f/k/a American National Bank and Trust Company of Chicago) pursuant to an Escrow Agreement between SPSS, Oak Investment Partners (the LexiQuest shareholder representative) and Bank One. That portion of the escrow fund not necessary to satisfy indemnification claims was to be distributed among the former LexiQuest shareholders, in accordance with their former proportionate ownership of LexiQuest stock. In accordance with the Escrow Agreement, a portion of the escrow funds were distributed to the former LexiQuest shareholders at the end of the escrow period in 2003. The balance of the escrow funds were held in escrow because SPSS made a claim against such funds for indemnification under the Stock Purchase Agreement. In the second fiscal quarter of 2004, SPSS and Oak determined that SPSS should receive $671,049 of the funds that remain in escrow. The balance will be distributed among the former LexiQuest shareholders. In exchange for his shares of LexiQuest stock, Dr. Nie is entitled to receive less than 1% of any distribution made from the escrow fund.

     Transactions with netExs LLC. On June 20, 2002, SPSS acquired all of the assets of netExs LLC, a Wisconsin limited liability company. Jonathan Otterstatter, the Executive Vice President and Chief Technology Officer of SPSS, was a member of the Board of Managers of netExs. The aggregate purchase price of the netExs assets was determined by the parties in arms-length negotiations and consisted of guaranteed and contingent components. The guaranteed portion of the purchase price consisted of a payment of $1,000,000. Under the terms of the Asset Purchase Agreement, the contingent payments, if any, were capped at a total of $1,450,000 if fully earned during fiscal years 2003, 2004 and 2005. In June 2004, SPSS and netExs agreed that SPSS would pay the sum of $400,000 in full satisfaction of all obligations under the Asset Purchase Agreement, including without limitation, the contingent payments, and in full settlement of certain claims asserted by netExs. Mr. Otterstatter did not receive and will not receive any remuneration in connection with the transaction. SPSS was not obligated to make any such contingent payments during 2003.

     Transactions with Brian Zanghi. Brian Zanghi joined SPSS as its Executive Vice President and Chief Operating Officer following the merger of SPSS and NetGenesis Corp. in December 2001. At the time of the merger, Mr. Zanghi was indebted to NetGenesis in the amount of $100,000 which had been previously approved by the NetGenesis board of directors. SPSS became the payee with respect to this $100,000 indebtedness as a result of the merger. SPSS agreed that this principal amount would be paid to SPSS with an interest rate equal to the prime rate on the first day of each fiscal year. At the time of the merger, SPSS also agreed (a) to forgive all interest payments owed by him at the end of each year, (b) to require him to pay all taxes owed on the forgiveness of these interest payments at the end of each year and (c) to allow him to repay the indebtedness through the allocation toward this debt of 35% of the net bonus payments made to him by SPSS. During 2003, Mr. Zanghi chose not to automatically allocate a portion of his bonus compensation toward the repayment of the indebtedness, and, instead, chose to repay the portion of the indebtedness owed for fiscal year 2003. As of September 13, 2004, he has paid to SPSS all amounts due and payable since the date of the merger. As of September 13, 2004, the outstanding principal balance on the loan was $63,321.36. Neither this indebtedness nor the method of repayment has been amended or modified since June 2002. In connection with his resignation as Executive Vice President and Chief Operating Officer, effective July 1, 2004, Mr. Zanghi has agreed to repay this indebtedness on or before August 15, 2005.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table shows, as of September 13, 2004, the number and percentage of shares of common stock beneficially owned by:

     - each person known by SPSS to own beneficially more than five percent of the outstanding shares of the common stock;

     - each director of SPSS;

     - each named executive officer of SPSS; and

     - all directors and executive officers of SPSS as a group.

     Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                    SHARES
                                                              BENEFICIALLY OWNED
                                                              -------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   -------
Norman H. Nie, individually, as Trustee of the Nie Trust and as a Director and President of the Norman and Carol Nie
  Foundation, Inc.(1)(18)...................................    817,089     4.63%
Brown Capital Management, Inc.(2)(18).......................  2,409,175    13.70%
T. Rowe Price Associates, Inc.(3)(18).......................  1,796,387    10.22%
Daruma Asset Management, Inc.(4)(18)........................  1,157,600     6.59%
Jack Noonan(5)(18)..........................................    575,130     3.17%
Raymond H. Panza(6)(18).....................................          0        0%
Edward Hamburg(7)(18).......................................    280,610     1.57%
Brian Zanghi(8).............................................    124,323        *
Jonathan Otterstatter(9)(18)................................    184,250     1.04%
John Shap (10)(18)..........................................        383        *
Merritt M. Lutz(11)(18).....................................     69,803        *
Michael D. Blair(12)(18)....................................     65,636        *
Promod Haque(13)(18)........................................    980,478     5.56%
William Binch(14)(18).......................................     43,979        *
Kenneth Holec(15)(18).......................................    134,561        *
Charles R. Whitchurch(16)(18)...............................      8,333        *
All directors and executive officers as a group (12
  persons)(17)..............................................  3,160,252    16.72%

---------------
  * The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

 (1) Includes 69,803 shares through options exercisable within 60 days; 75,933 shares held of record by the Norman and Carol Nie Foundation, Inc.; and 671,353 shares held by the Norman H. Nie Revocable Trust, dated November 15, 1991. Dr. Nie shares voting and investment power over the 75,933 shares held by the Nie Foundation with Carol Nie.

 (2) Brown Capital Management, Inc. is the beneficial owner of 2,409,175 shares of SPSS common stock and an investment advisor in accordance with Section 203 of the Investment Advisor Act. This information was taken from Brown's
     Schedule 13G dated December 31, 2003 and filed with the SEC on February 11, 2004.

 (3) T. Rowe Price Associates, Inc. is the beneficial owner of 1,796,387 shares of SPSS common stock and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. This information was taken from T. Rowe Price's Schedule 13G dated February 11, 2004 and filed with the SEC on February 11, 2004.

 (4) Daruma Asset Management, Inc. is the beneficial owner of 1,157,600 shares of SPSS common stock and an investment advisor in accordance with Section 203 of the Investment Advisor Act. This information was taken from Daruma's Schedule 13G dated August 31, 2004 and filed with the SEC on August 31, 2004.

 (5) Includes 545,062 shares through options exercisable within 60 days.

 (6) Includes 0 shares through options exercisable within 60 days. Mr. Panza became the Company's Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary on August 16, 2004.

 (7) Includes 244,748 shares through options exercisable within 60 days.

 (8) Includes 121,313 shares through options exercisable within 60 days. Mr. Zanghi is included in this beneficial ownership table because he is listed as a Named Executive Officer in this proxy statement; however, Mr. Zanghi resigned from his position as Executive Vice President and Chief Operating Officer effective as of July 1, 2004.

 (9) Includes 139,186 shares through options exercisable within 60 days; 333 shares registered in the name of each of Mr. Otterstatter's three minor children; 915 shares held jointly by Jonathan P. and Pamela J. Otterstatter; 34,285 shares held by Jonathan P. and Pamela J. Otterstatter as trustees of the Jonathan P. Otterstatter Revocable Trust dated 12/15/99; and 3,579 shares held by the Jonathan P. Otterstatter IRA.

(10) Includes 0 shares through options exercisable within 60 days.

(11) Includes 69,803 shares through options exercisable within 60 days.

(12) Includes 64,803 shares through options exercisable within 60 days.

(13) Includes 43,979 shares through options exercisable within 60 days. Dr. Haque's beneficial ownership also includes 631,044 shares held by Norwest Equity Partners IV, L.P. and 305,455 shares held by Norwest Equity Partners V, L.P. Dr. Haque, one of the Company's directors, is a general partner of Norwest Equity Partners IV, L.P. and a general partner of Norwest Equity Partners V, L.P. He shares voting and dispositive power shares held by the Norwest funds with other general and managing partners of the Norwest funds.

(14) Includes 43,979 shares through options exercisable within 60 days.

(15) Includes 89,979 options exercisable within 60 days and 3,500 shares registered in the name of each of Mr. Holec's three minor children.

(16) Includes 8,333 shares through options exercisable within 60 days.

(17) Includes 1,319,675 shares through options exercisable within 60 days. As indicated above, prior to September 13, 2004, Mr. Zanghi had resigned from his position as an executive officer of SPSS. Therefore, the stock ownership Mr. Zanghi has been excluded from the ownership calculation with regard to all directors and executive officers a group as of September 13, 2004.

(18) The business address of each of Dr. Nie, Mr. Noonan, Mr. Panza, Dr. Hamburg, Mr. Otterstatter, Mr. Shap, Mr. Binch and Mr. Holec is the office of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606. The business address for Mr. Lutz is the office of Morgan Stanley Dean Witter & Co., 750 Seventh Avenue, 16th Floor, New York, New York 10019. The business address for Mr. Blair is the office of Hewitt Associates, Inc., 120 S. Riverside Plaza, 17th Floor, Chicago, Illinois 60606. The business address for Dr. Haque is Norwest Venture Partners, 525 University Avenue, Suite 800, Palo Alto, California 94301. The business address for Mr. Whitchurch is the office of Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061. The business address for the T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. The business address for Daruma Asset Management, Inc. is 80 West 40th Street, 9th Floor, New York, New York 10018. The business address for Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202.

                                   PROPOSAL 2

                  APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
                         THE 2002 EQUITY INCENTIVE PLAN

     On April 25, 2002, SPSS established its 2002 Equity Incentive Plan ("Plan"), pursuant to which it can award stock options and a variety of other equity incentives to directors, officers, other key executives, employees and independent contractors of SPSS and any of its subsidiaries. The purpose of the Plan is to further the success of SPSS by attracting and retaining key management and other talent and providing to such persons incentives and rewards tied to the Company's business success. The Board unanimously approved the Plan and the SPSS stockholders approved the adoption of the Plan at the 2002 annual meeting of stockholders. The SPSS stockholders approved certain amendments to the Plan at the 2003 annual meeting of stockholders. Since its adoption, the Board has also approved certain immaterial amendments to the Plan.

     On September 3, 2004, the Board approved an amendment and restatement of the Plan in the form of the Amended and Restated 2002 Equity Incentive Plan (the "Amended and Restated Plan") attached as Appendix E to this Proxy Statement. Approval of the Amended and Restated Plan requires the affirmative vote of a majority of the shares of SPSS common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

     A broker who is a member of the New York Stock Exchange may not vote on the adoption of or a material amendment to an equity compensation plan without instruction from the beneficial owner of the shares held by such broker. Although SPSS common stock is listed on the NASDAQ National Market, SPSS stockholders' brokers may be members of both the NASDAQ and the NYSE, and, as such, this rule may preclude these brokers from voting on this Proposal No. 2 without specific instruction.

GENERAL

     The Board recommends stockholder approval of the Amended and Restated Plan. The Amended and Restated Plan modifies the Plan in order to:

          1. modify certain definitions to ensure that they are in compliance with the amended listing standards of the NASDAQ National Market;

          2. clarify the fact that the Board is not authorized to reprice any Rights issued under the Amended and Restated Plan without the approval of a majority of the SPSS stockholders;

          3. authorize a total of 500,000 additional Common Shares to be authorized to be issued or transferred upon the exercise of Option Rights that qualify as Nonqualified Stock Options, Appreciation Rights or as Restricted Shares and released from substantial risks of forfeiture thereof. These 500,000 additional Common Shares represent Common Shares that were authorized by stockholders to be issued under the Company's Third Amended and Restated 1995 Equity Incentive Plan (the "1995 Plan"). The 1995 Plan was terminated in 2002; however, if the 1995 Plan was currently active, the termination or expiration of certain options thereunder would have caused a pool of 500,000 Common Shares to be available for re-grant. The Board believes it is in the best interest of the Company and its stockholders to allow this pool of 500,000 Common Shares to be issued under the Amended and Restated Plan. The stockholders must approve the issuance of these 500,000 Common Shares under the Amended and Restated Plan.

          4. amend the terms pursuant to which Appreciation Rights may be granted; and

          5. amend the manner in which the Plan may be amended to preclude the Board from making any Material Amendments to the Plan without first obtaining approval of such Material Amendment from a majority of the SPSS stockholders.

     As of September 13, 2004, a total of 1,760,271 shares of SPSS common stock were subject to outstanding Option Rights and Restricted Shares held by approximately 291 Participants under the Plan. As of September 13, 2004, a total of only 166,366 shares of SPSS common stock remain available for issuance under the Plan. Of this total, 0 Common Shares are available to be issued or transferred upon the exercise of Option Rights that qualify as Incentive Stock Options and 166,366 Common Shares are available to be issued or transferred under the Amended and Restated Plan upon the exercise of Option Rights that qualify as Nonqualified Stock Options, Appreciation Rights or as Restricted Shares and released from substantial risks of forfeiture thereof. The market value of the Common Stock on September 13, 2004 was $14.95 per share.

     Under the Amended and Restated Plan, the Board or the Compensation Committee, as applicable, will make appropriate adjustments in the number of shares subject to the Amended and Restated Plan and to outstanding awards thereunder to reflect any dividend, stock split, recapitalization, merger, consolidation, spin-off, split-off, reorganization, liquidation or any other similar corporate transaction. If any portion of a right to acquire Common Shares expires, terminates or is cancelled without being exercised in full, the number of Common Shares subject to such right, but as to which such right was not exercised prior to its expiration, termination or cancellation, will continue to be available for issuance under the Amended and Restated Plan.

     The principal features of the Amended and Restated Plan are summarized below. This summary is qualified in its entirety by reference to the Amended and Restated Plan, itself, attached as Appendix E to this Proxy Statement.

ADMINISTRATION

     The Amended and Restated Plan is administered by the Board. The Board has delegated exclusive authority to administer the Amended and Restated Plan to the Compensation Committee (unless otherwise rescinded). The Compensation Committee shall be composed of three or more members of the Board who qualify as "independent" under the NASDAQ National Market listing standards. The Board is also authorized to establish, adopt and revise rules relating to the administration of the Amended and Restated Plan.

ELIGIBILITY AND PARTICIPATION

     The Board is authorized to grant Option Rights, Appreciation Rights, and Restricted Shares to four classes of participants ("Participants"): (i) directors, (ii) executive officers, (iii) non-executive officer employees and
(iv) independent contractors. Option Rights that are intended to qualify as Incentive Stock Options may be granted only to executive officers and non-executive officer employees. As of the Annual Meeting, the Company will have seven (7) eligible Non-Employee Directors, five (5) eligible executive officers, approximately 1187 eligible non-executive officer employees and approximately 27 eligible independent contractors. Each of the above Participants is eligible to participate in the Plan. Generally, awards are made to Participants who the Compensation Committee determines have the capacity to contribute in substantial measure to the successful performance of the Company and for whom participation will serve as a valuable performance incentive. The Company received continued service by the Participants as consideration for the grant of rights under the Plan.

AMENDMENT AND TERMINATION

     The Board may amend, terminate or suspend the Amended and Restated Plan at any time. However, the Board may not make a Material Amendment to the Amended and Restated Plan without obtaining approval of such Material Amendment from a majority of the Company's stockholders. Amendments considered to be material amendments are: (a) any increase in the number of shares to be issued under the Amended and Restated Plan (other than as specifically authorized therein); (b) any material increase in the benefits to Participants, including any change in the Plan to (i) permit a repricing (or decrease in exercise price) of outstanding Option Rights or Appreciation Rights, (ii) reduce the price at which Option Rights, Appreciation Rights or Restricted Shares may be offered or (iii) extend the duration of the Amended and Restated Plan; (c) any modification of the class of Participants eligible to participate in the Amended and Restated Plan, (d) any expansion in the types of awards provided under the Amended and Restated Plan and (e) any other amendment that would qualify as a "material amendment" under the Nasdaq National Market listing standards, as amended from time to time.

COMPLIANCE WITH LAWS

     The Amended and Restated Plan is intended to conform to the extent necessary with the Internal Revenue Code of 1986, as amended (the "Code"), all provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, all rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Securities Act and the Exchange Act and the listing standards of the Nasdaq National Market. The Amended and Restated Plan will be administered, and the awards granted and exercised, only in such a manner as to conform to these laws, rules and regulations. To the extent permitted by applicable law, the Amended and Restated Plan and the awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

AWARDS UNDER THE AMENDED AND RESTATED PLAN

     Option Rights. Option Rights granted under the Amended and Restated Plan may be either Incentive Stock Options, which are intended to meet the requirements defined in Section 422 of the Code, or Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries.

     The number of shares of Common Stock that may be issued or transferred under the Amended and Restated Plan upon the exercise of Incentive Stock Options may not exceed 79,646. The number of shares of Common Stock that may be issued or transferred under the Plan upon the exercise of Nonqualified Stock Options, Appreciation Rights or as Restricted Shares and released from substantial forfeiture thereof may not exceed 2,420,354. Any shares subject to Option Rights that are granted and are subsequently expired, terminated or cancelled without being exercised in full are once again available for grant and issuance under the Amended and Restated Plan.

     The Board, in its sole discretion, determines the number of Options Rights that each Participant receives under the Amended and Restated Plan. With respect to Non-Employee Directors, however, the Amended and Restated Plan includes a Formula Grant providing that (a) each Non-Employee Director will automatically receive an option to purchase 10,000 shares of Common Stock on the initial date that such Non-Employee Director is first elected as a new director of the Company and (b) for each year that a Non-Employee Director serves following the initial one-year term, the Non-Employee Director will automatically receive an option to purchase 5,000 shares of Common Stock as of July 1st of such calendar year.

     The price per share of Common Stock at which each Option Right is exercisable (the "Option Price") is determined by the Board at the time of grant. The Option Price with respect to Nonqualified Stock Options may not be less than 85% of the fair market value of the Common Stock on the date the Option Right is granted. The Option Price with respect to Incentive Stock Options may not be less than 100% of the fair market value of the Common Stock on the date the Option Right is granted and may not be less than 110% of the fair market value of the Common Stock on the date the Option Right is granted, if at the time the Option Right is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of the Common Stock. Under the terms of the Amended and Restated Plan, the fair market value of Common Stock is defined as the closing price per share as reported by the NASDAQ National Market on that day, or if Common Stock was not traded on that day, then the immediately preceding day on which the stock traded.

     The Amended and Restated Plan permits holders of Option Rights issued under the Plan to pay the exercise price for such Option Rights in several ways, including (i) in cash, (ii) by surrendering Option Right shares having a market value per share equal to the Option Price, (iii) by the transfer to the Company of unrestricted shares having a value equal to the total Option Price or (iv) by deferred payment of the full purchase price of the Common Shares from the proceeds of a sale, through a bank or broker, on the exercise date of some or all of the Common Shares underlying the Option Right to which such exercise relates.

     In the event that a Participant in a management position at the Company tenders by attestation shares of common stock in partial payment of the exercise price of an Option Right payment of any withholding taxes due with respect to an Option Right, subject to Board approval, the Participant may receive an additional Option Right to purchase that number of shares of common stock equal to the number of shares constructively tendered.

     The Amended and Restated Plan has a term of ten years. The period during which each Option Right may be exercised is determined by the Board, but may not be more than ten years from the date of grant. Option Rights are exercisable at such time and under such conditions as are set forth in the Option Right grant. However, in no event may an Incentive Stock Option granted to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of the Common Stock be exercised subsequent to the day before the fifth anniversary of the date on which the Incentive Stock Option was granted. Incentive Stock Options must be exercised within three months after the termination of a Participant's employment for reasons other than death or disability. Incentive Stock Options may be exercised within 1 year after a Participant's death or termination due to disability.

     Appreciation Rights. Appreciation Rights granted to Participants under the Amended and Restated Plan entitle the holder to receive from the Company consideration with a value equal to the excess of the market value of the Common Shares on the date when the Appreciation Right is exercised over the price at which the Appreciation Right was granted, as set forth in the applicable Appreciation Right agreement. Appreciation Rights may be granted either in connection with, or independent of, the grant of any Option Rights or Restricted Share Rights. Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Stock, or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives. Additional restrictions, including restrictions on the exercise of Appreciation Rights or the amount of gain realizable therefrom, may be imposed by the Board in the applicable Appreciation Right Agreement. As of the record date, SPSS has not issued any Appreciation Rights under the Plan.

     The base price used to determine the value of an Appreciation Right is determined by the Board at the time of grant, but may not be less than 85% of the fair market value of the Common Stock on the date of Appreciation Right is granted. The period during which each Appreciation Right may be exercised is determined by the Board, but may not be more than ten years from the date of grant.

     Restricted Shares. Restricted Shares may be granted to Participants in such number and at such times as the Board determines. Participants who receive Restricted Shares have all the rights of stockholders with respect to such shares, including the right to vote the shares and receive all dividends or other distributions made or paid with respect to such shares. Restricted shares are subject, at the date of grant, to a substantial risk of forfeiture, for a period determined by the Board.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in the law. This discussion does not address state, local or foreign tax consequences.

     Incentive Stock Options. An optionee will not recognize any income upon either grant or exercise of an Incentive Stock Option, although the exercise may subject the optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time of exercise over the Option Price of the shares is included in income for purposes of the alternative minimum tax. The treatment of any gain realized upon sale or other disposition of the Company's Common Stock received upon exercise of an Incentive Stock Option will depend on the holding period. If the optionee does not dispose of the stock received within either 1 year after the exercise of the Incentive Stock Option or 2 years after grant, any gain realized upon disposition will be characterized as long-term capital gain. If this holding period requirement is not satisfied, such disposition will be a disqualifying disposition. In such a case, the optionee will be required to recognize as ordinary compensation income the excess of the fair market value of the Incentive Stock Option at the time of exercise over the exercise price. This ordinary income will be added to the basis of the underlying stock to determine the amount of capital gain, if any, which also must be recognized on disposition of the stock. The character of any additional capital gain as long or short term will depend on the optionee's holding period for the stock. If the price that the optionee receives for the stock in a disqualifying disposition is less than the fair market value of the stock on the exercise date, the amount of ordinary compensation income required to be recognized equals the amount of gain recognized on the disqualifying disposition.

     The Company is entitled to a deduction with respect to an Incentive Stock Option only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     Nonqualified Stock Options. An optionee will not recognize any income upon either grant or vesting of a Nonqualified Stock Option. Upon exercise of any part of a Nonqualified Stock Option, the optionee will recognize ordinary income in an amount equal to the difference between the Option Price and the then fair market value of the shares acquired, assuming the shares are freely transferable or are not subject to a substantial risk of forfeiture. If the shares are not freely transferable and are subject to a substantial risk of forfeiture, the shares will be considered "Restricted Shares." An optionee who receives Restricted Shares on exercise of a Nonqualified Stock Option will not be subject to tax on exercise unless the recipient makes an election under Section 83(b) of the Code. Instead, such recipient will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of the Restriction Period in an amount equal to the excess of the fair market value of the Restricted Stock at the time that the Restriction Period lapses or terminates over the Option Price, and the recipient's holding period for the Restricted Stock will begin on the date the Restriction Period lapses or terminates. If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates in an amount equal to the excess of the fair market value of the Restricted Stock at the date of option exercise over the Option Price, and the recipient's holding period for the Restricted Stock will begin on such option exercise date. If the Restricted Stock is forfeited, the holder will not be entitled to a deduction in respect of income recognized as a consequence of the Section 83(b) election. A capital loss deduction will be available, however, for any amount paid for the forfeited shares.

     In general, upon a subsequent disposition of shares, the optionee's basis for determining taxable gain or loss would be the amount paid for such shares plus the amount that was includable in the optionee's income. Any gain or loss recognized on such disposition would generally be taxed as long-term or short-term capital gain or loss depending on the length of time the optionee is deemed to have held these shares and the holding period in effect at the time.

     The Company will be entitled to a deduction for federal income tax purposes upon exercise of a Nonqualified Stock Option in an amount equal to the ordinary income recognized by the optionee, provided that the deduction is not otherwise disallowed under the Code. The Company must withhold taxes from the optionee's compensation with respect to the ordinary income recognized by the optionee upon exercise.

     Stock Appreciation Rights. The treatment of Stock Appreciation Rights is essentially the same as the treatment of Nonqualified Options granted under the Plan.

     Restricted Shares. The recipient of Restricted Shares will not be subject to tax upon grant, unless the recipient makes an election under Section 83(b) of the Code. Assuming no election under Section 83(b) is made, the holder will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of the Restriction Period in an amount equal to the excess of the fair market value of the Restricted Stock at the time that the Restriction Period lapses or terminates over the amount paid for the stock and the recipient's holding period for the Restricted Stock will begin on the date the Restriction Period lapses or terminates. If a holder makes an election under
Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates based on the fair market value of the Restricted Stock at the date of grant, and the recipient's holding period begins on such grant date. If the Restricted Stock is forfeited, the holder will not be entitled to a deduction in respect of income recognized as a consequence of the Section 83(b) election. A capital loss deduction will be available, however, for any amount paid for the forfeited shares.

     In general, upon a subsequent disposition of shares, the recipient's basis for determining taxable gain or loss would be the amount paid for such shares plus the amount that was includable in the recipient's income. Any gain or loss recognized on such disposition would generally be taxed as long-term or short-term capital gain or loss depending on the length of time the recipient is deemed to have held these shares and the holding period in effect at the time.

     The Company must withhold taxes and will be entitled to a deduction with respect to the amount of ordinary income recognized by the employee, unless otherwise disallowed under the Code.

     Cap on Company Deductions for Certain Compensation. Under the Omnibus Reconciliation Act of 1993 (the "Act"), certain compensation payments in excess of $1 million are subject to a cap on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cab on deductibility. Stock options and stock appreciation rights can qualify for this performance-based exception, but only if they are granted by the Compensation Committee, they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and stockholder and Board approval is obtained. The Company intends to administer the Stock Appreciation Right, Incentive Stock Option and Nonqualified Stock Option portions of the Plan to comply with these performance-based criteria.

     Restricted Shares do not satisfy the definition of performance-based compensation unless the granting or vesting of the Restricted Shares are based upon the attainment of specified performance goals.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
               VOTE IN FAVOR OF THE AMENDMENT AND RESTATEMENT OF
                        THE 2002 EQUITY INCENTIVE PLAN.

           SPSS INC. AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

     The table below sets for the number of shares of Common Stock, and the dollar value thereof, which the Company expects to issue to Participants pursuant to Option Rights granted under the Amended and Restated Plan during fiscal year 2004. These projections include issuances made pursuant to both the Plan and the Amended and Restated Plan, if approved by the stockholders. The footnotes to the table describe the method used to calculate the value of grants that have not yet been made. The amounts set forth in the table are not indicative of grants to be made in future years.

                               NEW PLAN BENEFITS

                                                                  2002 EQUITY INCENTIVE PLAN
                                                              -----------------------------------
NAME AND PRINCIPAL POSITION                                   DOLLAR VALUE ($)    NUMBER OF UNITS
---------------------------                                   ----------------    ---------------
Jack Noonan,................................................     $1,477,000            70,000(1)
  President and Chief Executive Officer
Raymond H. Panza............................................     $2,242,500           150,000(2)
  Executive Vice President, Corporate Operations, Chief
     Financial Officer and Secretary
Edward Hamburg,.............................................     $  844,000            40,000(1)
  Executive Vice President
Brian Zanghi,...............................................     $  844,000            40,000(1)
  Executive Vice President and Chief Operating Officer(3)
Jonathan Otterstatter,......................................     $  844,000            40,000(1)
  Executive Vice President and Chief Technology Officer
John Shap,..................................................     $1,466,250            85,000(4)
  Senior Vice President, Worldwide Sales
Kenneth Holec,..............................................     $   90,400             5,000(5)
  Director Nominee
Merritt Lutz,...............................................     $   90,400             5,000(5)
  Director Nominee
Current Executive Officers as a group.......................     $6,873,750           385,000(6)
Current Non-Executive Directors as a group..................     $  632,800            35,000(5)
Non-Executive Officer Employee Group........................     $7,534,925           450,000(4)

---------------
(1) The information provided indicates the number of shares of Common Stock to be received upon the exercise of Options granted under the Plan during fiscal year 2004, valued as of the date of grant. As with each grant reflected in this table, the economic value to the participant would be calculated by subtracting the value of the grant from the value on the date of exercise, which value cannot be calculated until such exercise occurs.

(2) The information provided includes the number of shares of Common Stock to be received upon the exercise of an Option that the Board intends to grant Mr. Panza during fiscal year 2004, valued as of September 13, 2004.

(3) Mr. Zanghi is included in this table because he is listed as a Named Executive Officer in this proxy statement; however, Mr. Zanghi resigned from his position as an executive officer of the Company, effective as of July 1, 2004.

(4) The information provided indicates the number of shares of Common Stock to be received upon the exercise of Options granted under the Plan during fiscal year 2003, valued as of the date of grant.

(5) The information provided reflects 5,000 shares of Common Stock to be received upon the exercise of an Option granted to each of the non-executive directors on July 1, 2004 as a formula grant under the Plan, valued as of the date of grant.

(6) This calculation excludes Mr. Zanghi because, as indicated above, he has resigned from his position as an executive officer of SPSS.

                                   PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has appointed the accounting firm of KPMG LLP to serve as independent auditors of SPSS with respect to the fiscal year ended December 31, 2004. KPMG LLP has served as the Company's independent auditors since 1985, is familiar with the business and operations of SPSS and has offices convenient to the Company's offices.

     Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole right to appoint the Company's independent auditor and the appointment of KPMG LLP is not contingent upon obtaining stockholder approval. However, the Board is affording SPSS stockholders the opportunity to express their opinions with regard to the selection of KPMG LLP as the Company's auditors for fiscal year 2004. This vote is neither required nor binding, but is being solicited by the Board in order to determine if the SPSS stockholders approve of KPMG LLP as the Company's independent auditors. If this proposal does not receive the affirmative vote of a majority of the votes cast for this proposal at the Annual Meeting, in person or by proxy, the Audit Committee will take such vote into consideration in determining whether to continue to retain KPMG LLP.

     Representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND RELATED FEES

     (a) Audit Fees. The aggregate fees billed for each of the last two fiscal years for services rendered by KPMG LLP, the Company's independent auditors, for the audit of the Company's annual financial statements, the review of financial statements included in the Company's Form 10-Q and other services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years are as follows:

Fiscal Year 2003:.......................   $1,756,000
Fiscal Year 2002:.......................   $  848,000

     (b) Audit-Related Fees. The aggregate fees billed for each of the last two fiscal years for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported in Item 14(a) above are as follows:

Fiscal Year 2003:........................   $ 97,938
Fiscal Year 2002:........................   $100,000

In fiscal year 2002, these fees related to services provided by KPMG in connection with a registration statement on Form S-4 relating to the acquisition of NetGenesis Corp., providing assistance to the Company in responding to comment letters from the Securities and Exchange Commission, matters related to the filing of registration statements on Form S-3 and matters relating to the acquisition of LexiQuest S.A. In fiscal year 2003, these fees related to services provided by KPMG in connection with the review of revenue classifications for prior filings, matters related to the filing of registration statements on Form S-3, providing assistance to the Company in responding to comment letters from the Securities and Exchange Commission and matters related to the filing of registration statements on Form S-8.

     (c) Tax Fees. The aggregate fees billed for each of the last two fiscal years for professional services rendered by KPMG for tax compliance, tax advice and tax planning are as follows:

Fiscal Year 2003:........................   $242,359
Fiscal Year 2002:........................   $225,000

These fees relate to services provided by KPMG in connection with international tax advice on mergers, due diligence, reorganizations and asset transfers.

     (d) All Other Fees. The aggregate fees billed for each of the last two fiscal years for products and services provided by KPMG other than the services reports in Items 14(a-c) above are as follows:

Fiscal Year 2003:.........................   $     0
Fiscal Year 2002:.........................   $44,000

In fiscal year 2002, these fees related to acquisition-related due diligence services.

     The Audit Committee considered the compatibility of the provision of the foregoing services by KPMG LLP with the maintenance of the independence of KPMG and concluded that such services were at all times compatible to maintaining the independence of KPMG.

     (e) Audit Committee Administration of the Engagement -- Procedures for Pre-Approval of Audit and Permissible Non-Audit Services of the Company's Independent Auditor.

     The Audit Committee of the Board of Directors of SPSS has the exclusive authority and responsibility to engage, direct, pre-approve and oversee the Company's independent auditors with respect to all audit or non-audit services and has the exclusive authority and responsibility to either retain or terminate the Company's independent auditors. The Audit Committee's exclusive authority and responsibility with respect to these matters is set forth in the SPSS Inc. Charter of the Audit Committee of the Board of Directors. The Audit Committee approved the engagement of KPMG to conduct the audit of the Company on April 23, 2003. The Audit Committee reported to the Board that it had retained KPMG to conduct the audit of the Company and the Board accepted the Audit Committee's report on this matter.

     On February 5, 2004, the Audit Committee adopted a formal procedure for the approval of all non-audit related services provided by the Company's independent auditor. This procedure is set forth in Supplement A to the SPSS Inc. Charter of the Audit Committee of the Board of Directors, which is attached as Appendix A to this Proxy Statement. Any request for the Company's independent auditor to perform non-audit related services must be made pursuant to this procedure. In accordance with the procedure, when the Company identifies a non-audit related service that it wants its independent auditor to perform, the Company must first submit a written request (the "Company Request") to its independent auditor that includes (i) a detailed description of the type and scope of the non-audit related service that the Company requests (the "Requested Non-Audit Related Services") and (ii) an explanation as to why the Company believes that the Company's independent auditor will provide the most effective and efficient service. Upon the receipt of the Company Request, the Company's independent auditor will calculate the fees that would be charged by the independent auditor in providing the Requested Non-Audit Related Services. The Company's independent auditor will then provide the Audit Committee chairman with (i) a written description of the Requested Non-Audit Related Services, (ii) a written description of the fees that would be charged by the independent auditor in providing the Requested Non-Audit Related Services (including the amount of such fees denominated in the applicable local currency and the amount of such fees denominated in United States dollars (the "Dollar Denominated Fee")) and (iii) a written request for Audit Committee approval of the Requested Non-Audit Related Services in the amount of the Dollar Denominated Fee plus ten percent (10%) of the Dollar Denominated Fee rounded to the nearest $1,000. If the amount of the Dollar Denominated Fee exceeds $10,000, the request will be in the form of a formal engagement letter. The Audit Committee chairman will then review the materials provided by the independent auditor. If the Audit Committee chairman determines that the Requested Non-Audit Related Services are appropriate, the Audit Committee chairman will approve the Requested Non-Audit Related Services. The Audit Committee chairman will then provide written notice of this approval to both the Company's independent auditor and the Company. If a formal engagement letter is required for the approved Requested Non-Audit Related Services, the Audit Committee chairman will, instead, execute the engagement letter and return an executed copy to the Company's independent auditor. The Committee chairman will collect all materials relating to Requested Non-Audit Related Services, including the Audit Committee chairman's authorization of such Requested Non-Audit Related Services, and will present a copy of all such materials to the full Audit Committee for ratification at the next scheduled Audit Committee meeting. All written correspondence relating to Requested Non-Audit Related Services will be included in the official records of the Audit Committee.

     On August 12, 2003, the Audit Committee pre-approved a license by the Company of the KPMG Accounting Research Online Database, a program that would allow the Company to access accounting literature and interpretations for research purposes. In August 2003, the Audit Committee pre-approved the retention of KPMG to perform a due diligence review of the work papers of an acquisition-related target company's auditors and other tax related due diligence, in an amount not to exceed $50,000. Finally, on October 24, 2002, the Audit Committee pre-approved the retention of KPMG to perform services for the Company related to tax planning and tax preparation in the amount of $50,000. No additional pre-approval with respect to tax services was obtained during fiscal year 2003 for tax services to be performed subsequent to May 6, 2003. In the process of implementing the Audit Committee's procedure for the approval of non-audit related services, KPMG performed approximately $43,000 of tax-related services subsequent to May 6, 2003 without pre-approval from the Audit Committee. SPSS considers this incident to be a one-time event.

     During fiscal year 2003, $43,000 of the fees described under the headings "Audit-Related Fees," "Tax Fees" and "All Other Fees" were not approved by the Audit Committee pursuant to the de minimus exception. This amount constitutes less than 5% of the total amount of revenues paid by SPSS to KPMG during fiscal year 2003.

     None of the hours expended on KPMG's engagement to audit SPSS financial statements for 2003 was attributed to work performed by persons other than the KPMG's full-time, permanent employees.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
         THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our equity securities. SPSS believes, during fiscal year 2003, that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the following exceptions: (i) two late reports filed by Norman Nie, the first of which is a late report on Form 4 regarding his acquisition of an option to purchase shares of SPSS common stock on January 2, 2003, and the second of which is a late report on Form 4 regarding his sale of shares of SPSS common stock on April 1, 2003; (ii) two late reports filed by Jack Noonan, the first of which is a late report on Form 4 regarding his disposition to SPSS of shares of SPSS common stock on January 2, 2003, and the second of which is a late report on Form 4 regarding his exercise of an option to purchase SPSS common stock and sale by Mr. Noonan of shares of SPSS common stock on September 24, 2003; (iii) one late report filed by Edward Hamburg regarding his disposition to SPSS of shares of SPSS common stock on January 2, 2003; (iv) two late reports filed by Kenneth Holec, the first of which is a late report on Form 4 regarding his acquisition of an option to purchase shares of SPSS common stock on January 2, 2003, and the second of which is a late report on Form 4 regarding the acquisition by Mr. Holec of an option to purchase shares of SPSS common stock on February 24, 2003; (v) one late report filed by William Binch regarding his acquisition of an option to purchase shares of SPSS common stock on January 2, 2003; (vi) one late report filed by Bernard Goldstein regarding his acquisition of an option to purchase shares of SPSS common stock on January 2, 2003; (vii) one late report filed by Michael Blair regarding his acquisition of an option to purchase shares of SPSS common stock on January 2, 2003; (viii) one late report filed by Promod Haque regarding his acquisition of an option to purchase shares of SPSS common stock on January 2, 2003; and (ix) one late report filed by Merritt Lutz regarding his acquisition of an option to purchase shares of SPSS common stock on January 2, 2003. In addition to the foregoing, Mr. Noonan timely filed a report on Form 4 regarding his exercise of two options to purchase SPSS common stock and two sales of shares of SPSS common stock on September 17, 2003; however, this report on Form 4 was not posted on the Company's website until September 23, 2003, four (4) days after the September 19, 2003 filing date of the report. In making this statement, SPSS has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its directors, officers and 10% stockholders.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the Board will be paid by SPSS. Proxies may be solicited by personal interview, mail or telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. SPSS will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending the proxy materials to their principals.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2003 is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS NOT RECEIVING A COPY OF THE ANNUAL REPORT ON FORM 10-K MAY OBTAIN ONE WITHOUT CHARGE BY WRITING OR CALLING RAYMOND H. PANZA, SPSS INC., 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, TELEPHONE (312) 651-3000.

                                          By order of the Board of Directors

                                          /s/ RAYMOND H. PANZA
                                          Secretary of SPSS Inc.

                                   APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1.   Purpose of the Charter.

     The purpose of this Charter (the "Charter") of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of SPSS Inc. (the "Company") is to establish membership requirements for the Committee and to assist the Committee in complying with its duties under applicable law.

2.   Committee Composition.

     (a) Composition. The Committee shall consist of at least three (3) members of the Board who satisfy the requirements of the Sarbanes-Oxley Act of 2002 (the "Act"), the rules promulgated by the Securities and Exchange Commission (the "SEC") in connection with the Act and the rules promulgated for companies listed on the NASDAQ National Market.

     (b) Appointment; Removal. The Committee members shall be appointed by the Board, upon the recommendation of the Nominating Committee of the Board, to serve for a one (1) year term or until their successors shall be duly elected and qualified. Each Committee member may be removed by the Board in its sole discretion.

     (c)  Membership Requirements.  Each Committee member must:

        (i) qualify as an "independent" director under the rules applicable to companies listed on the NASDAQ National Market;

        (ii) meet the criteria for audit committee independence set forth in Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934;

        (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

        (iv) be financially literate, including without limitation, able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

     (d) Financial Expert. The Committee shall designate one of its members as a financial expert (the "Financial Expert"). Prior to designating the Financial Expert, the Committee must make a determination that the individual so designated is financially sophisticated. Financial sophistication may be demonstrated by past employment experience in finance or accounting, professional certification in accounting or other comparable experience or background, including current or past employment as a chief executive officer, chief financial officer or other senior financial officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under Item 401 of Regulation S-K is presumed to qualify as financially sophisticated.

     (e) Committee Chairman. The Board may designate a chairman of the Committee. If the Board does not designate a Chairman, the Committee members shall elect a Chairman by a vote of a majority of the Committee.

3.   Committee Meetings

     (a) In order to satisfy its obligation to oversee the accuracy and adequacy of the Company's financial reporting and disclosures, the Committee shall meet each quarter prior to the publication of the Company's quarterly earnings release. The Committee shall convene such number of additional meetings at such times as are necessary or appropriate to allow the Committee to fully discharge its duties and responsibilities as set forth herein. Each Committee member and either of the Company's Chief Executive Officer or Chief Financial Officer shall have the authority to call a meeting of the Committee. The notice of meeting need not state the purpose for which the meeting has been called. In order to transact business, at least two (2) Committee members must be present.

     (b) The Chairman shall be responsible for establishing the agenda for each meeting and will coordinate the distribution of briefing and/or background material to the Committee members. Additional items may be added to the agenda at the request of any Committee member. Minutes of all meetings shall be prepared by or under the supervision of the Chairman and approved by the Committee. Meetings may be held via conference call or in person.

     (c) The Committee shall meet periodically as necessary, but no less than annually, with management, the director of the internal auditing department and the independent auditors and as a Committee in separate executive sessions to discuss matters that the Committee, or any of these persons, believe should be discussed. The Committee, or at least its chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

4.   Authority

     The Committee is empowered to:

     (a) Do all things necessary to fully discharge its duties as described herein.

     (b) Engage independent counsel, accountants and other advisers, as it determines necessary to carry out the responsibilities and duties of the Committee. The Committee shall inform the Board of any proposed engagement prior to such engagement.

     (c) Conduct or authorize any investigations into any matters within the Committee's scope of responsibilities.

     (d) Seek any information required by the Committee from employees (all of whom are directed to cooperate with the Committee's requests) or external parties.

     (e) Meet with Company officers, external auditors, or outside counsel, as necessary.

     (f) Pre-approve all audit and permitted non-audit services performed by the Company's independent auditor. Delegate pre-approval authority to one or more designated members, provided that such decisions are presented to the full Committee for ratification at its next scheduled meeting.

5.   Responsibilities and Duties

     The Audit Committee shall have the following responsibilities and duties:

     (a)  Internal Accounting Matters

        (i)   Internal Controls

             (A) Consider the effectiveness and integrity of the Company's internal controls over financial reporting and reporting system, including information technology security and control.

             (B) Understand the scope of internal and external auditors' review of the Company's internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

             (C) Review disclosures made by the Company's Chief Executive
                 Officer and Chief Financial Officer in connection with the periodic report certification process regarding significant deficiencies in the design or operation of the Company's internal controls over financial reporting or any fraud that involves management or other employees who have a significant role in the Company's internal controls.

             (D) Review, approve and monitor compliance with the Company's Code of Business Conduct and Ethics which includes the Code of Ethics for its Chief Executive Officer, Chief Financial Officer and other senior financial officers.

        (ii)  Internal Audit

             (A) Review and approve the Company's internal audit staff functions, including authority and organizational reporting lines as well as the annual audit plan and budget. Review the effectiveness of the Company's internal audit function, including compliance with all applicable standards for internal auditors.

             (B) Meet with the Company's chief audit executive on a regular basis to ensure adequate oversight of the internal audit function.

        (iii) Compliance and Risk Management

             (A) Discuss policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor, control, mitigate and report such exposures.

             (B) Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

             (C) Review the findings of any examination by regulatory agencies, and any auditor observations.

             (D) Obtain regular updates from management and the Company's legal counsel regarding compliance matters that may have a material affect on the financial performance of the Company or on the Company's financial statements or reporting obligations.

     (b)  External Audit

        (i) The Committee has exclusive authority and responsibility to appoint, direct, oversee and either retain or terminate the Company's independent auditors.

        (ii) In exercising its authority with respect to the Company's independent auditor, the Audit Committee shall:

             (A) Review and approve the scope, fees and terms of each audit engagement, which review shall include, without limitation, a review of the independent auditor's audit plan and matters related to staffing, reliance upon management and the internal audit and general audit approach.

             (B) At least annually, obtain and review a report by the independent auditor describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (iii) all relationships between the independent auditor and the Company.

             (C) Evaluate the independent auditor's qualifications, experience, performance, and independence, taking into account the opinions of management and the Company's internal auditors.

             (D) Review and evaluate the lead partner and manager of the independent auditor and assure the rotation of the lead audit partner every five (5) years, and other audit partners every seven (7) years, and other audit personnel as required by law, and consider whether there should be regular rotation of the audit firm itself.

             (E) Present its conclusions on the performance of the independent auditor to the Board.

        (iii) Review and approve or veto the Company's hiring of employees or former employees of the Company's independent auditor who participated in any capacity in the audits of the Company.

        (iv) Meet with the independent auditors on a regular basis to discuss any matters that the Committee or independent auditors believe should be discussed privately.

        (v) Resolve disagreements between the independent auditors, management and the Company's internal auditing staff regarding issues relating to accounting standards, financial reporting, the preparation of the Company's financial statements and periodic reports or such other related issues that the Committee deems to be within its purview.

     (c)  Financial Statements

        (i) Review the Company's annual audited financial statements and quarterly financial statements with management, internal auditors and the independent auditors before distributing or filing with regulators, and consider whether they are complete, consistent with information known to Committee members, and reflect appropriate accounting principles. This review should include discussion with management and the Company's independent auditors regarding significant issues related to accounting principles, practices and judgments.

        (ii) Review the Company's periodic reports before they are filed with the SEC. This review should include discussion with management and the Company's independent auditors regarding the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        (iii) Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas as well as any significant changes in the Company's selection or application of accounting principles and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

        (iv) Review with the independent auditors the results of the audit and any audit problems or difficulties and management's response. This review will include any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreement with management.

        (v) Discuss the Company's earnings press releases (particularly the use of "pro-forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Company shall discuss any press release which contains financial information with the Committee chair prior to release. However, the Committee is not required to discuss and/or approve each release in advance.

        (vi) Receive and review (A) reports of the independent auditor regarding critical accounting policies and practices to be used, (B) all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications of using such alternative treatments, (C) the reasonableness of all material estimates and judgments made by the Company in the preparation of its financial statements and (D) other material written communications between the independent auditor and management, including any management representation letter, report on observations and recommendations on internal controls, schedule of unadjusted differences, and a listing of adjustments and reclassifications not recorded. Assess the quality, not just the acceptability, of the Company's accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

     (d)  Reporting Responsibilities

        (i) Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

        (ii) Provide an open avenue of communication between internal auditors, the external auditors, management and the Board.

        (iii) Prepare and publish an annual committee report in the Company's proxy filing which report shall satisfy the requirements of the Securities Exchange Act of 1934. This report shall describe, among other things, the Committee's composition, responsibilities and how they were discharged, and any other information required by law or rule, including approval of non-audit services.

        (iv) Review any other reports the Company issues that relate to Committee responsibilities.

        (v) Report all material findings and all recommendations that may arise at a meeting of the Committee to the entire Board. Such report shall be made at the Board meeting immediately following the relevant Committee meeting.

     (e)  Complaints and Concerns

        (i) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

        (ii) Establish and make known procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        (iii) Implement and enforce protections for lawful employee actions regarding complaints and submissions under the above procedures.

     (f)  Other Responsibilities

        (i) Review and approve, as may be required by NASDAQ National Market, related party transactions and conflicts of interest questions between Board members or management, on the one hand, and the Company, on the other hand.

        (ii) Perform an annual evaluation of the Committee and the performance of its individual members.

        (iii) Review and assess the adequacy of this Charter annually, or more frequently as required by law, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulations. Have this Charter published at least every three (3) years in accordance with SEC regulations. Perform other activities related to this Charter as requested by the Board.

        (iv) Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

        (v) Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation or By-laws and any other governing law, as the Committee or the Board deems necessary or appropriate.

6.   Scope

     While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to prepare the Company's financial statements, to certify that the Company's financial statements and disclosures are completely accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations, to plan or conduct the audit or to guarantee the independent auditor's report. These are the responsibilities of management and the independent auditor. The Committee is charged with the oversight roles for these functions as set out in this Charter.

                                  SUPPLEMENT A
                                     TO THE
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1.   Purpose.

     The Sarbanes-Oxley Act of 2002 (the "Act") requires the Audit Committee (the "Committee") of the Board of Directors (the "Board") of SPSS Inc. (the "Company") to pre-approve any non-audit related services performed by the Company's independent auditor. The Committee must evaluate these non-audit related services to ensure that such services would not impair the auditor's independence from the Company. This Supplement A to the SPSS Inc. Charter of the Audit Committee of the Board of Directors (the "Committee Charter") sets forth the procedures and conditions pursuant to which the Committee may pre-approve non-audit related services proposed to be performed by the Company's independent auditor (the "Pre-Approval Policy").

     Section 4(f) of the Committee Charter specifically grants to the Committee the authority to delegate pre-approval authority to one or more designated members of the Committee, provided that such decisions are presented to the full Committee for ratification at its next scheduled meeting. This Pre-Approval Policy supplements the Committee Charter and is consistent with the terms thereof. The Company's independent auditor has reviewed the policies set forth in this Pre-Approval Policy and have agreed to satisfy the provisions hereof applicable to the Company's independent auditor.

2.   Pre-Approval Conditions

     In determining whether to pre-approve certain non-audit related services, the Committee will consider multiple factors taken as a whole, including without limitation, the following:

     (a) whether proposed services have been specifically prohibited by the Securities and Exchange Commission (the "SEC");

     (b) whether the Company's independent auditor is best positioned to provide the most effective and efficient service; and

     (c) whether an appropriate ratio exists between the total amount of fees for audit services, audit-related services, tax services and other services which are non-audit related services.

3.   Pre-Approval Procedure

     Requests for the Company's independent auditor to perform non-audit related services shall be made pursuant to the following procedure:

     (a)  Company Request

        (i) The Company shall submit a written request (the "Company Request") to its independent auditor, which request shall include the following:

             (A) a detailed description of the type and scope of the non-audit related service that the Company desires its independent auditor to perform (the "Requested Non-Audit Related Services"); and

             (B) a written explanation as to why the Company believes that the Company's independent auditor is best positioned to provide the most effective and efficient service.

        (ii) The Company Request shall be sent via electronic mail, facsimile or United States mail to the Company's independent auditor with a copy to the Committee chairman.

     (b)  Auditor Response

        (i) Upon the receipt of the Company Request, the Company's independent auditor shall calculate the fees that would be charged by the independent auditor in providing the Requested Non-Audit Related Services.

        (ii) The Company's independent auditor shall provide the following to the Committee's chairman via electronic mail, facsimile or United States mail:

             (A) a written description of the Requested Non-Audit Related Services;

             (B) a written description of the fees that would be charged by the independent auditor in providing the Requested Non-Audit Related Services, which description shall include (A) the amount of such fees denominated in the applicable local currency and (B) the amount of such fees denominated in United States dollars (the "Dollar Denominated Fee");

             (C) a written request for Committee approval of the Requested Non-Audit Related Services in the amount of (A) the Dollar Denominated Fee plus (B) ten percent (10%) of the Dollar Denominated Fee rounded to the nearest $1,000. If the amount of the Dollar Denominated Fee exceeds $10,000, the request required by this Section 3(b)(ii)(C) shall be in the form of a formal engagement letter.

     (c)  Committee Decision.

        (i) The Committee chairman shall review the materials provided pursuant to Section 3(b)(ii) above.

        (ii) If the Committee chairman determines that the Requested Non-Audit Related Services are appropriate, the Committee chairman is authorized to and shall approve the Requested Non-Audit Related Services. The Committee chairman shall provide written notice of such approval to the Company's independent auditor and the Company via electronic mail, facsimile or United States mail. Notwithstanding the foregoing, if the written request for Committee approval required by Section 3(c)(ii) above requires a formal engagement letter, the Committee chairman shall evidence approval of the Requested Non-Audit Related Services by executing the engagement letter and returning an executed copy to the Company's independent auditor via facsimile or United States mail.

        (iii) The Committee chairman shall collect all materials relating to Requested Non-Audit Related Services, including without limitation, the Committee chairman's authorization of such Requested Non-Audit Related Services and shall present a copy of all such material to the full Committee for ratification at the next scheduled Committee meeting.

        (iv) All written correspondence relating to Requested Non-Audit Related Services shall be included in the official records of the Committee.

4.   Prohibited Services

     Notwithstanding the procedure set forth in Section 3 above, neither the Committee chairman nor the full Committee shall have the authority to approve non-audit related services that have been specifically prohibited by the SEC. The non-audit related services that have been specifically prohibited by the SEC are:

     (a) Bookkeeping and other services related to the accounting records or financial statements of SPSS;

     (b)  Financial information systems design and implementation;

     (c) Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

     (d)  Actuarial services;

     (e)  Internal audit outsourcing services;

     (f)  Management functions;

     (g)  Human resources;

     (h)  Broker-dealer, investment adviser or investment banking services;

     (i)   Legal services;

     (j)   Expert services unrelated to the audit.

                                   APPENDIX B

        CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

1.   Purpose of the Committee.

     The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of SPSS Inc. (the "Company") is to assist the Board in discharging its responsibilities relating to executive compensation.

2.   Committee Composition.

     (a) Composition. The Committee shall consist of at least three (3) members of the Board who satisfy the membership requirements set forth in Section 2(c) below.

     (b) Appointment; Removal. The Committee members shall be appointed by the Board, upon the recommendation of the Nominating Committee of the Board, to serve for a one (1) year term or until their successors shall be duly elected and qualified. Each Committee member may be removed by the Board in its sole discretion.

     (c) Membership Requirements. Each Committee member must qualify as an "independent" director under the rules applicable to companies listed on the NASDAQ.

           Notwithstanding the membership requirements set forth in this Section 2(c), one director who does not qualify as "independent" under the rules applicable to companies listed on the NASDAQ may still serve as a member of the Committee if the Board determines that, under exceptional and limited circumstances, such individual's membership on the Committee is required by the best interests of the Company and its stockholders and such individual meets certain alternate criteria established by the NASDAQ rules.(1)

     (d) Committee Chairman. The Board may designate a chairman of the Committee. If the Board does not designate a Chairman, the Committee members shall elect a Chairman by a vote of a majority of the Committee.

3.   Meetings.

     The Committee shall meet at least two (2) times per year, or more frequently, as circumstances dictate.

4.   Duties of the Committee

     The Committee shall have the power and authority to perform the following duties:

     (a) To assist the Board in developing and evaluating potential candidates for executive positions, including the Chief Executive Officer.

     (b) To review director compensation levels and practices and, from time to time, to recommend changes in such compensation levels and practices, as appropriate.

     (c) To evaluate, on an annual basis, the Chief Executive Officer's performance in light of certain established goals, and to establish the Chief Executive Officer's compensation package based on such performance. This compensation package shall encompass base salary, cash bonuses, other incentive compensation, stock options, other equity-based compensation, and other benefit programs. This compensation package will be recommended to and reviewed by the entire Board.

     (d) To develop, on an annual basis, an executive compensation structure for the Company's other senior executive officers. This structure shall encompass base salary, cash bonuses, other incentive

---------------
(1) Such individual must not be a current officer or employee of the Company or a family member of such officer or employee. Such individual may be appointed to the Committee for a term of not more than two (2) years. If the foregoing exception is applied to any Committee member, the Company will be required to disclose in its next proxy statement the nature of the relationship and the reasons for the Board's determination.

    compensation, stock options, other equity-based compensation, and other benefit programs. These compensation packages will be recommended to and reviewed by the entire Board.

     (e) To review and approve compensation decisions made by the Company's Chief Executive Officer with respect to other officers and employees of the Company.

     (f) To assume responsibility for review and administration of the Company's 2002 Equity Incentive Plan (the "2002 Plan"), if such authority is delegated to the Committee by the Board pursuant to the terms of the 2002 Plan.

     (g) To prepare and establish an annual executive compensation report in the Company's Annual Report on Form 10-K and Proxy Statement.

     (h) Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation or By-laws and any other governing law, as the Committee or the Board deems necessary or appropriate.

5.   Consultants

     The Committee shall have the authority to retain such consultants, outside counsel or other advisors as the Committee may deem appropriate, in its sole discretion.

6.   Reports to the Board

     The Committee shall report all material findings and all recommendations that may arise at a meeting of the Committee to the entire Board. Such report shall be made at the Board meeting immediately following the relevant Committee meeting.

7.   Performance Evaluation and Charter Review

     On an annual basis, the Committee shall:

     (a)  evaluate its performance and report its conclusions to the Board; and

     (b) review this Charter and recommend any proposed changes thereto to the Board for approval.

                                   APPENDIX C

         CHARTER OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

1.   Purpose of the Committee

     The purpose of the Nominating Committee (the "Committee") of the Board of Directors (the "Board") of SPSS Inc. ("SPSS") is to assist the Board in identifying qualified individuals to become members of the Board.

2.   Committee Composition.

     (a) Composition. The Committee shall consist of at least three (3) members of the Board who satisfy the membership requirements set forth in Section 2(c) below.

     (b) Appointment; Removal. The Committee members shall be appointed by the Board to serve for a one (1) year term or until their successors shall be duly elected and qualified. Each Committee member may be removed by the Board in its sole discretion.

     (c) Membership Requirements. Each Committee member must qualify as an "independent" director under the rules applicable to companies listed on the NASDAQ.




          Notwithstanding the membership requirements set forth in this Section 2(c), one director who does not qualify as "independent" under the rules applicable to companies listed on the NASDAQ may still serve as a member of the Committee if the Board determines that, under exceptional and limited circumstances, such individual's membership on the Committee is required by the best interests of the Company and its stockholders and such individual meets certain alternate criteria established by the NASDAQ rules.(1)

     (d) Committee Chairman. The Board may designate a chairman of the Committee. If the Board does not designate a Chairman, the Committee members shall elect a Chairman by a vote of a majority of the Committee.

3.   Meetings

     The Committee shall meet at least one (1) time per year, or more frequently, as circumstances dictate.

4.   Duties of the Committee

     The Committee shall have the power and authority to perform the following duties:

     (a) Establish criteria for selecting new members of the Board. A determination regarding the experience and qualification of each Board member shall be made prior to the time that each Board member is initially elected to serve as a member of the Board.

     (b) Within six (6) months prior to the Annual Meeting of Stockholders at which a Board member's term expires, review the qualifications, participation and contribution of such Board member and determine whether any reason exists to cause the Committee to conclude that such director should not be nominated to stand for reelection to the Board.

     (c) Establish criteria for selecting members of the Board committees and recommend slates of directors to be elected as members of each Board committee.

     (d) Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation or By-laws and any other governing law, as the Committee or the Board deems necessary or appropriate.

---------------
(1) Such individual must not be a current officer or employee of the Company or a family member of such officer or employee. Such individual may be appointed to the Committee for a term of not more than two (2) years. If the foregoing exception is applied to any Committee member, the Company will be required to disclose in its next proxy statement the nature of the relationship and the reasons for the Board's determination.

5.   Consultants

     The Committee shall have the authority to retain such consultants, outside counsel or other advisors as the Committee may deem appropriate, in its sole discretion.

6.   Reports to the Board

     The Committee shall report all material findings and all recommendations that may arise at a meeting of the Committee to the entire Board. Such report shall be made at the Board meeting immediately following the relevant Committee meeting.

7.   Performance Evaluation and Charter Review

     On an annual basis, the Committee shall:

     (a)  evaluate its performance and report its conclusions to the Board; and

     (b) review this Charter and recommend any proposed changes thereto to the Board for approval.

                                   APPENDIX D

             STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     SPSS Inc. ("SPSS" or the "Company") is committed to providing a convenient and effective procedure to promote communications by the Company's stockholders with its Board of Directors (the "Board"). SPSS believes that, by adopting this policy (the "Stockholder Communications Policy"), which identifies the appropriate recipients of stockholder communications and the procedure to be followed by SPSS and its Board concerning stockholder communications, it will promote the accountability of management and the Board to the Company's stockholders.

1.   COMMUNICATIONS POLICY

     (a) CONTENT OF STOCKHOLDER COMMUNICATIONS. SPSS stockholders are encouraged to communicate with the Board concerning any matter which a stockholder reasonably believes is relevant to the Company's business. Correspondence or communications (each referred to as a "Stockholder Communication") may include, without limitation, questions, concerns, requests for information or other matters about SPSS. Each Stockholder Communication should include a detailed description of the matter addressed to the Board.

     (b) HOW TO CORRESPOND WITH THE BOARD. SPSS stockholders may, at any time, direct any Stockholder Communications to the Board through the Board's Audit Committee. A Stockholder Communication may be submitted on an anonymous basis. Any SPSS stockholder may contact any member of the Audit Committee by U.S. mail, telephone or electronic mail as follows:

               NAME                     IF BY U.S. MAIL             IF BY TELEPHONE
               ----                     ---------------             ---------------
--------------------------------------------------------------------------------------
     CHARLES R. WHITCHURCH,                                       (847) 793-6730
                                Zebra Technologies Corporation
     Audit Committee
                                333 Corporate Woods Parkway
     Member, Chairman
                                Vernon Hills, IL 60061

                                **with a copy to Larry Samuels
                                (see contact information
                                below)(1)
--------------------------------------------------------------------------------------
     MICHAEL BLAIR,                                               (312) 279-6575
                                Hewitt Associates, Inc.
     Audit Committee
                                120 S. Riverside Plaza; 17th
                                Floor
     Member
                                Chicago, IL 60606


                                **with a copy to Larry Samuels
                                (see contact information
                                below)(1)
--------------------------------------------------------------------------------------
     WILLIAM BINCH,                                               (831) 457-8300
                                83 Hollins Drive
     Audit Committee
                                Santa Cruz, CA 95060
     Member

                                **with a copy to Larry Samuels
                                (see contact information
                                below)(1)

               IF BY EMAIL
               -----------
---------------------------------------------
     cwhitchurch@zebra.com
<$i
<$d
     **with a copy to Larry Samuels
     (see contact information
     below)(1)
--------------------------------------------------
     mike.blair@hewitt.com
<$i
<$d
     **with a copy to Larry Samuels
     (see contact information
     below)(1)
-------------------------------------------------------
     bbinch@pacbell.net
<$i
<$d
     **with a copy to Larry Samuels
     (see contact information
     below)(1)

(1) Larry Samuels: Mail: McGuireWoods LLP, 77 West Wacker Drive, Suite 4100, Chicago, IL 60601-1815; Phone: (312) 750-8693; Email:
    lsamuels@mcguirewoods.com.

     (c) SPSS PROCEDURE FOR RESPONDING TO STOCKHOLDER COMMUNICATIONS. After a Stockholder Communication is submitted to the Audit Committee, the Audit Committee will respond to each Stockholder Communication in the following manner:

        (i) Within five (5) business days following the receipt of a Stockholder Communication, the Audit Committee will hold a meeting via telephone to initiate a preliminary evaluation of the Stockholder Communication, which preliminary evaluation may include consultation with any advisors to the Audit Committee.

        (ii) If no further investigation or discussion is required, the Audit Committee will:

             (A) Report the contents of the Stockholder Communication and the Audit Committee's response thereto to the entire Board at the next regularly scheduled Board meeting;

             (B) Respond to the Stockholder Communication in writing, if such Stockholder Communication requests a written response and provides a clear and accurate mailing address to which such response should be directed.

        (iii) If the Audit Committee determines that the Stockholder Communication warrants further investigation, the Audit Committee will:

             (A) Proceed with a broad investigation of the matters raised by the Stockholder Communication.

             (B) Maintain an official record of each investigation. This record shall include all disclosures set forth in the Stockholder Communication, all information obtained by the Audit Committee throughout its investigation and the Audit Committee's recommended course of action.

             (C) Upon completion of the investigation, inform the Board (through written correspondence or at a special meeting of the Board) of its conclusion and recommended course of action.

             (D) Follow the procedures set forth in the SPSS Code of Business Conduct and Ethics in taking any necessary remedial action.

2.   ANNUAL MEETING OF STOCKHOLDERS

     At each Annual Meeting of Stockholders of SPSS, each SPSS stockholder will have the opportunity to direct questions to the Board.

                                   APPENDIX E

                AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

     1. PURPOSE. The purpose of this Amended and Restated 2002 Equity Incentive Plan (the "Plan") is to promote the interests of the stockholders of SPSS Inc., a Delaware corporation (the "Company") by providing the Company's directors, officers, employees and independent contractors with an incentive to achieve, and a reward for achieving, increases in stockholder value.

     2. DEFINITIONS. For purposes of this Plan, the following words and phrases will have the meanings ascribed to them below:

        (a) "Appreciation Right" means a right granted pursuant to Section 8 hereof.

        (b) "Appreciation Right Agreement" means an agreement executed pursuant to Section 8(a) hereof.

        (c)   "Board" means the Company's Board of Directors.

        (d) "Change in Control" shall be defined, with respect to each Participant; as such term is defined in the Participant's employment agreement with the Company, if any. With respect to any Participant who has no employment agreement with the Company, or whose employment agreement does not contain a definition of "Change in Control," such phrase shall mean the occurrence of any one of the following:

             (i) Consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 40 percent (40%) or more of the combined voting power of the then outstanding voting securities of the Company; or

             (ii) The individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Stockholders of the Company, of any new director or directors was approved by a vote of a majority of the Board, in which case such new director or directors shall, for purposes of this Agreement, be considered as a member or members of the Board; or

             (iii) Approval by Stockholders of the Company of (A) a merger or consolidation of the Company if the Stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 60 percent (60%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution, or an agreement for the sale or other disposition, of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because 40 percent (40%) or more of the combined voting power of the then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company, or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Stockholders of the Company in the same proportion as their ownership of stock of the Company immediately prior to such acquisition.

        (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (f) "Common Shares" means shares of common stock of the Company, $0.01 par value per share, or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 4(c).

        (g) "Compensation Committee" means a committee appointed by the Board comprised solely of three or more members of the Board who qualify as "independent" under the Nasdaq National Market listing standards.

        (h) "Date of Grant" means the date determined in accordance with the Board's authorization on which a grant of Option Rights, Appreciation Rights, or Restricted Shares, becomes effective.

        (i)    "Director" means a member of the Board.

        (j)    "Exchange Act" means the Securities Exchange Act of 1934.

        (k)   "Incentive Stock Option" means an Option Right granted pursuant to
Section 6 hereof that is intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code or any successor provision and which conforms to the applicable provisions of Section 422 of the Code or any successor provision.

        (l) "Market Value", as applied to any date, means the price per share of the Common Shares in an amount equal to the closing price of the last sale of the Common Shares as reported by the Nasdaq National Market or the principal securities exchange or automated quotation system on which Common Shares were sold on the date when the Market Value per Common Share is to be determined or, if the date is a date on which the Common Shares did not trade, the closing price on the immediately preceding day on which the stock traded.

        (m) "Non-Employee Director" shall have the meaning ascribed to such term in Rule 16b-3.

        (n) "Nonqualified Stock Option" means an Option Right other than an Incentive Stock Option.

        (o) "Optionee" means the optionee named in an Option Agreement with the Company.

        (p) "Option Agreement" means an agreement executed pursuant to Section 6 hereof.

        (q) "Option Price" means the purchase price payable on exercise of an Option Right.

        (r) "Option Right" means the right to purchase Common Shares granted pursuant to Section 6.

        (s) "Participant" means a person who is approved by the Board to receive benefits under this Plan and who is at the time an officer, executive, Director or other employee (including, without limitation, officers and directors who are employees) or independent contractor of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities.

        (t)    "Restricted Shares" means Common Shares issued pursuant to
Section 9 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 9 has expired.

        (u) "Restricted Share Agreement" means an agreement executed pursuant to Section 9(a) hereof.

        (v) "Restricted Share Right" means the right to obtain ownership of Common Shares granted pursuant to Section 9.

        (w) "Right" or "Rights" means one or more Appreciation Right, Option Right and Restricted Share Right, either individually or collectively, as the case may be.

        (x) "Rule 16b-3" means rule 16b-3 promulgated under the Exchange Act (the "Exchange Act") (or any successor rule substantially to the same effect), as in effect from time to time.

        (y) "Spread" means (i) the excess of the Market Value of the Common Shares on the date when an Appreciation Right is exercised, over the price at which the Appreciation Right was granted, as set forth in the applicable Appreciation Right Agreement, or (ii) the excess of the Market Value of the Common shares on the date when an Option Right is exercised over the Option Price, as set forth in the applicable Option Agreement.

        (z) "Stockholders" shall mean the owners of the issued and outstanding Common Shares of SPSS.

        (aa) "Subsidiary" means any corporation with respect to which the Company directly or indirectly owns stock possessing 50% or more of the voting power as described in Section 424(f) of the Code.

     3.  PLAN ADMINISTRATION.

        (a) Administration. This Plan will be administered by the Board or, if and to the extent that the Board has delegated this authority to the Compensation Committee, by the Compensation Committee. For avoidance of doubt, it is understood that by adopting this Plan, the Board has expressly delegated exclusive authority to administer this Plan to the Compensation Committee and such delegation shall be effective unless and until the Board shall by resolution approved after the adoption of this Plan specifically rescind such delegation of authority. When used in this Plan, the term "Board" shall mean the Board or the Compensation Committee, if the Board has delegated the applicable power to the Compensation Committee pursuant to this Section 3(a).

        (b)  Authority of the Board.

             (i) The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Board's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each determination, interpretation or other action made or taken by the Board pursuant to the provisions of the Plan or any agreement, notification, or document evidencing the grant of an Option Right, Appreciation Right or Restricted Share will be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the Stockholders, the Compensation Committee, the Board and each of its respective members, the directors, officers and employees of the Company and its Subsidiaries, and the Participants and their respective successors in interest. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, no member of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Option Right, Appreciation Right or Restricted Share granted under the Plan.

             (ii) The provisions of Sections 6, 8 and 9 will be interpreted as authorizing the Board, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

             (iii) The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

     4.  SHARES AVAILABLE UNDER THE PLAN.

        (a) Authorized Number of Common Shares. Subject to adjustment as provided in Section 4(c) hereof:

             (i) The number of Common Shares that may be issued or transferred under this Plan upon the exercise of Option Rights that qualify as Incentive Stock Options may not exceed a maximum of 79,646.

             (ii) The number of Common Shares that may be issued or transferred under this Plan upon the exercise of Option Rights that qualify as Nonqualified Stock Options, Appreciation Rights or as Restricted Shares and released from substantial risks of forfeiture thereof, may not exceed a maximum of 2,420,354.

Common Shares issued under this Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

        (b) Reservation and Reuse of Common Shares. Upon the grant of any Right pursuant to this Plan, there shall be reserved such number of Common Shares as would be necessary to fully satisfy such Right (assuming for this purpose that all Option Rights and Appreciation Rights become fully vested and exercisable, all forfeiture restrictions lapse with respect to Restricted Stock Rights and that all Appreciation

Rights are satisfied by the issuance of Common Shares). If, following such reservation, any Right shall be exercised or shall terminate, be cancelled or otherwise expire without requiring the Company to use all of the Common Shares reserved with respect to such Right to satisfy its obligations there under, the Common Shares that were reserved, but were not used to satisfy the Company's obligation, with respect to the exercised, terminated, cancelled or otherwise expired Right shall again become available for reservation with respect to the grant of additional Rights pursuant to this Plan.

        (c) Adjustments. If the Board determines that (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, would result in the dilution or enlargement of the rights of Participants, then the Board may make or provide for adjustments in (i) the number of shares specified in Section 4(a) as the Board may determine is appropriate to reflect any transaction or event described in this Section 4(c), or (ii) the number of Common Shares covered by outstanding Option Rights or Appreciation Rights granted hereunder, the prices per share applicable to such Option Rights and Appreciation Rights and the kind of shares covered thereby. Notwithstanding the foregoing, any adjustment which by reason of this
Section 4(c) is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

     5. ELIGIBILITY. Option Rights, Appreciation Rights and Restricted Shares may be granted under the Plan to those Participants as the Board from time to time selects.

     6. OPTION RIGHTS. The Board may from time to time authorize the grant to Participants of Option Rights upon such terms and conditions as it may determine in accordance with the following provisions set forth below. Option Rights may be granted either in connection with, or independently of, the grant of any Appreciation Rights or Restricted Share Rights.

        (a) Form of Option Rights. Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) a combination of the foregoing. An Incentive Stock Option may be granted only to a Participant who, at the time the Incentive Stock Option is granted, is approved by the Board to receive an Incentive Stock Option and, at the time, is an employee of the Company or of one or more of its Subsidiaries. An Incentive Stock Option may be granted only as permitted by the Code and pursuant to the conditions set forth in this Section 6 and Section 7 hereto.

        (b) Option Agreements. Each grant of Option Rights will be evidenced by an Option Agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to the Optionee, containing such terms and provisions as the Board may approve, except that in no event will any such Option Agreement include any provision prohibited by the express terms of this Plan. The Option Agreement shall be consistent with the form of Option Agreement adopted by the Board and amended from time to time, for the purpose of granting Option Rights. Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        (c)   Option Grants.

             (i) Discretionary Grants. A Participant, other than a Non-Employee Director who shall receive grants exclusively pursuant to Section 6(c)(ii) hereof, may be granted one or more Option Rights under the Plan, and such Option Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as are determined by the Board in its sole discretion. For each grant of an Option Right, the Board will specify (A) the number of Common Shares to which the grant pertains and (B) whether the grant consists of Incentive Stock Options, Nonqualified Stock Options or both Incentive Stock Options and

Nonqualified Stock Options. Notwithstanding the foregoing, no Participant may receive, in any single calendar year, a grant of an Option Right to purchase more than 150,000 Common Shares.

             (ii) Formula Grants. Effective upon stockholder approval, an Option Right to purchase 10,000 Common Shares shall be automatically granted to each Non-Employee Director on the initial date that each such Non-Employee Director is first elected as a new director of the Company at an annual meeting of the Company's stockholders held for the purpose of electing directors or appointed to the Company's Board. In addition, for each year that a Non-Employee Director serves following the initial one-year term of such Non-Employee Director, an Option Right to purchase 5,000 Common Shares shall be automatically granted to each Non-Employee Director on an annual basis with each such grant being effective as of the 1st day of July of such calendar year. Notwithstanding any other provision of this Plan relating to the discretion of the Board to determine the terms of the Option Rights granted pursuant hereto, each Option Right granted pursuant to this Section 6(c)(ii) shall (A) be granted with an exercise price equal to the Market Value on the date of grant, (B) be a Nonqualified Stock Option and (C) (i) with respect to the option granted to purchase 10,000 Common Shares, shall vest ratably over a three year period and
(ii) with respect to the option granted to purchase 5,000 Common Shares vest in full immediately upon the date of grant.

        (d)   Option Exercise Price.

             (i) Incentive Stock Options. The per share price to be paid by the Participant at the time an Incentive Stock Option is exercised will be determined by the Board in its sole discretion at the Date of Grant; provided, however, that such price will not be less than (i) 100% of the Market Value of one Common Share on the Date of Grant, or (ii) 110% of the Market Value of one Common Share on the Date of Grant if, at that time the Option Right is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

             (ii) Nonqualified Stock Options. The per share price to be paid by the Participant at the time a Nonqualified Stock Option is exercised will be determined by the Board in its sole discretion at the Date of Grant; provided, however, that such price will not be less than 85% of the Market Value of one Common Share on the Date of Grant.

        (e)   Term of Option Rights.

             (i) Incentive Stock Options. The period during which an Incentive Stock Option may be exercised will be fixed by the Board in its sole discretion at the time such Option Right is granted; provided, however, that in no event will such period exceed ten (10) years from its Date of Grant or, in the case of a Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code), five (5) years from its Date of Grant.

             (ii) Nonqualified Stock Options. The period during which a Nonqualified Stock Option may be exercised will be fixed by the Board in its sole discretion at the time such Option Right is granted; provided, however, that in no event will such period exceed ten (10) years from its Date of Grant.

        (f) Exercise of Options. Each grant of an Option Right will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary which is necessary before the Option Right or installments thereof will vest and become exercisable and may provide for the earlier exercise of such Option Right in the event of a Change in Control or other event. To the extent that the right to purchase Common Shares has accrued thereunder, an Option Right may be exercised, in whole or in part, from time to time by written notice to the Company, in accordance with the procedures set forth in the Option Agreement.

        (g)   Payment of Exercise Price.

             (i)   Each grant will specify whether the Option Price is payable
(A) in cash, (B) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionee (or other consideration authorized pursuant to Section 6(g)(ii)) having an actual or constructive value as of the time of exercise as determined by the Board or in accordance with the applicable Option Agreement referred to in Section 6(b), equal to the total Option Price, (C) by having the Company reduce the number of Common Shares distributed to the Optionee by a number of Common Shares with a Market Value per Common Share, as of the date of exercise, equal to the Option Price of the Common Shares, (D) by deferred payment of the full purchase price of the Common Shares from the proceeds of a sale, through a bank or broker, on the exercise date of some or all of the Common Shares underlying the Option Right to which such exercise relates, or (E) by a combination of such methods of payment. In connection with a constructive transfer pursuant to Section 6(g)(i)(B) hereof, a Participant may provide an attestation letter in form acceptable to the Company requesting that the Company issue and transfer to the Participant, in full satisfaction of such exercise, Common Shares having a value net of the exercise price and any applicable withholding taxes.

             (ii) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option is exercised in whole or in part by means of any of the forms of consideration specified in this Section 6(g), the Common Shares received upon the exercise of the Option Rights will be subject to such risk of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares surrendered in payment of the Option Price or (ii) the Spread of any unexercisable portion of Option Rights surrendered in payment of the Option Price.

             (iii) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the exercise date of some or all of the shares to which such exercise relates.

        (h) Reload Policy. In the event that a Participant serving in a management position at the Company tenders by attestation Common Shares in payment or partial payment of either the Option Price or any withholding taxes, additional Option Rights may be granted to such Participant, subject to Board approval. The number of additional Option Rights shall equal the number of Common Shares constructively tendered in payment or partial payment of either the Option Price or any withholding taxes.

        (i) Successive Grants. Successive grants of Option Rights may be made to the same Participant whether or not any Option Rights or other Rights previously granted to such Participant remain unexercised.

        (j) Post-Termination Exercises. The Board shall establish and set forth in each Option Agreement that evidences an Option Right whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived by the Board at any time.

     7.  ADDITIONAL INCENTIVE STOCK OPTION LIMITATIONS.

        (a) Dollar Limitation. To the extent the aggregate Market Value (determined as of the Date of Grant) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

        (b) Eligible Employees. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this

Section 7(b), "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 424(e) and 424(f) of the Code.

        (c) Exercisability. An Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to disability, as defined in Section 22(e)(3), such Option must be exercised within one year after such termination. In the case of termination of employment due to the death of the employee, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract.

        (d) Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Date of Grant of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Board may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

     8. APPRECIATION RIGHTS. The Board may from time to time authorize the grant to Participants of Appreciation Rights upon such terms and conditions as it may determine in accordance with the provisions set forth below. Appreciation Rights may be granted either in connection with, or independently of, the grant of any Option Rights or Restricted Share Rights.

        (a) Form of Appreciation Right. An Appreciation Right shall be expressed as the right to receive from the Company consideration with a value equal to the Spread for a specified number of Common Shares between the measurement or base price of a Common Share stated in the Appreciation Right Agreement and the Market Value of a Common Share on the date the Appreciation Right is exercised.

        (b) Appreciation Right Agreement. Each grant of Appreciation Rights will be evidenced by an Appreciation Right Agreement executed on behalf of the Company by an officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant, which agreement will describe such Appreciation Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve, except that in no event will such Appreciation Right Agreement include any provision prohibited by the express terms of this Plan. The Appreciation Right Agreement shall be consistent with the form of Appreciation Right Agreement adopted by the Board and amended from time to time, for the purpose of granting Appreciation Rights.

        (c) Measurement or Base Price. The measurement or base price used to determine the value of an Appreciation Right at the time an Appreciation Right is exercised will be determined by the Board in its sole discretion at the Date of Grant; provided, however, that such price shall not be less than 85% of the Market Value of one Common Share on the Date of Grant.

        (d) Term of Appreciation Rights. The term during which an Appreciation right may be exercised will be fixed by the Board in its sole discretion at the time such Appreciation Right is granted; provided, however, that in not event will such period exceed ten (10) years from its Date of Grant.

        (e) Exercise of Appreciation Rights. Each grant of an Appreciation Right shall specify the period or periods of continuous service by the Participant with the Company or any subsidiary which is necessary before the Appreciation Right or installments thereof will vest and become exercisable and may provide for the earlier exercise of such Appreciation Right in the event of a Change in Control or other event. To the extent that the Appreciation Right has become exercisable, an Appreciation Right may be exercised, in whole or in part, from time to time by written notice to the Company in accordance with the procedures set forth in the Appreciation Right Agreement.

        (f)    Terms of Grant.

             (i) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares, or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

             (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board as of the Date of Grant.

        (g) Successive Grants. Successive grants of Appreciation Rights may be made to the same Participant whether or not any Appreciation Rights or other Rights previously granted to such Participant remain unexercised.

        (h) Post-Termination Exercise. The Board shall establish and set forth in each Appreciation Right Agreement that evidences an Appreciation Right whether the Appreciation Right will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its subsidiaries, which provisions may be waived by the Board at any time.

     9. RESTRICTED SHARES. The Board may from time to time authorize the transfer or issuance to Participants of Restricted Shares upon such terms and conditions it may determine in accordance with the provisions set forth below. Restricted Shares may be granted either in connections with, or independently of, the grant of any Option Rights or Appreciation Rights. The Board may also authorize the issuance or transfer of Restricted Shares to Participants in accordance with the provisions set forth below.

        (a) Ownership of Restricted Shares. All Restricted Shares transferred or issued to a Participant will be legally and beneficially owned by the Participant from the date of transfer or issuance (entitling such Participant to voting, dividend and other ownership rights), but subject to the risk of forfeiture as provided below, unless and until such shares are forfeited by the Participant in accordance with the Restricted Share Agreement applicable to such Restricted Shares.

        (b) Restricted Share Agreement. Each issuance or transfer of Restricted Shares will be evidenced by a Restricted Share Agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve, except that in no event will any such Restricted Share Agreement include any provision prohibited by the express terms of the Plan. The Restricted Share Agreement shall be consistent with the form of Restricted Share Agreement adopted by the Board and amended from time to time, for the purpose of issuing Restricted Shares.

        (c) Share Certificates. All certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering determination by the Board that an event causing the forfeiture of the Restricted Shares has occurred.

        (d) Consideration. Each such issuance or transfer may be made without additional consideration.

        (e)   Substantial Risk of Forfeiture, Restrictions and Forfeiture.

             (i) The Restricted Share Agreement applicable to each transfer or issuance of Restricted Shares shall specify the period or periods and/or event or events during and/or as a result of which the Restricted Shares, will be subject to forfeiture. Such period or periods and/or event or events shall be determined by the Board at the Date of Grant in its sole discretion; provided, however, that the Restricted Share must be subject to a "substantial risk of forfeiture "within the meaning of Section 83 of the Code.

             (ii) During the period when any Common Shares transferred or issued as Restricted Shares remain subject to a substantial risk of forfeiture, the Participant to whom such Common Shares were transferred or issued may not transfer or otherwise dispose of such Common Shares and any attempt by a Participant to transfer or otherwise dispose of Common Shares that remain subject to a substantial risk of forfeiture will result in the immediate forfeiture of such Common Shares.

             (iii) In the event that any Restricted Shares are forfeited pursuant to Subsection (ii) above or the provisions of the applicable Restricted Share Agreement, the Company may cancel, reacquire or otherwise transfer the forfeited Common Shares without payment of any consideration to the Participant with respect to such forfeited Common Shares. In the event that the Company is, at the time a forfeiture occurs, holding a certificate representing both Common Shares that have been forfeited and Common Shares as to which the risk of forfeiture has lapsed, the Company shall issue a new certificate in the name of the Participant representing the number of Common Shares as to which the risk of forfeiture has lapsed as soon a practicable following the event of forfeiture.

        (f) Successive Grants. Successive Grants of Restricted Shares may be made to the same Participant whether or not any Restricted Share Rights or other Rights previously granted to such Participant remain outstanding and/or unexercised.

     10.  TRANSFERABILITY.

        (a) No Option Right or Appreciation Right granted under this Plan will be transferable by a Participant other than by will or the laws of descent and distribution except (in the case of a Participant who is not a Director or officer of the Company) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Option Rights and Appreciation Rights will be exercisable during the Optionee's life only by him or by his guardian or legal representative. The Board may impose additional restrictions on transfer as well.

        (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 9(e), will be subject to further restrictions on transfer.

     11. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions and for the settlement of fractions in cash.

     12. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of a portion of such benefit.

     13.  CANCELLATIONS, SUSPENSION AND AMENDMENT.

        (a) Cancellation and Suspension. The Board, in its sole discretion may cancel or suspend this Plan; provided, however, that no such cancellation or suspension shall effect the continuation or validity of any Right arising pursuant to this Plan prior to such cancellation or suspension.

        (b) Amendments. Subject to the limitations set forth below, this Plan may be amended as follows:

             (i) Except for Material Amendments (as defined in Section 13(d) below), the Board, in its sole discretion, may amend this Plan in such respects as the Board deems advisable.

             (ii) With respect to Material Amendments, such amendments must first be adopted by the Board and then submitted for approval by the Company's Stockholders in accordance with all applicable laws, regulations and rules. No Material Amendment will be effective without, or prior to obtaining, stockholder approval.

        (c) Prohibited Amendments. Notwithstanding the provisions of Subsection (b) above, no amendment to this Plan will be effective if such Amendment would cause Rule 16b-3 to become inapplicable to the Plan during any period which the Company has any class of equity Securities registered pursuant to Section 13 or 15 of the Exchange Act.

        (d) Definition of Material Amendment. For purposes of this Section, the term "Material Amendment" shall mean any material modification of the terms of the Plan, including without imitation (a) any increase in the number of shares to be issued under the Plan (other than as authorized by Section 4(c) hereof); (b) any material increase in the benefits to Participants, including any change in the Plan to (i) permit a repricing (or decrease in exercise price) of outstanding Option Rights or Appreciation Rights, (ii) reduce the price at which Option Rights, Appreciation Rights or Restricted Shares may be offered or
(iii) extend the duration of the Plan; (c) any modification of the class of Participants eligible to participate in the Plan, (d) any expansion in the types of awards provided under the Plan and (e) any other amendment that would qualify as a "material amendment" under the Nasdaq National Market listing standards, as amended from time to time.

        (e) Death, Disability or Retirement. In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b), the Board may take such action as it deems equitable in the circumstances or in the best interests of the Company including without limitation waiving or modifying any other limitation or requirement under any such award.

     14.  MISCELLANEOUS.

        (a) Continued Employment or Service. This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

        (b) Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval will be construed as creating any limitations on the power of authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

        (c) Severability. To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right, but will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

        (d) Governing Law. This Plan will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.

        (e) Compliance with Laws. The Plan is intended to conform to the extent necessary with Code, the Securities Act, the Exchange Act, all rules and regulations promulgated by the SEC pursuant to the Securities Act and the Exchange Act and the listing standards of the Nasdaq National Market. The Plan will be administered, and the awards granted and exercised, only in such a manner as to conform to these laws, rules and regulations. Any Common shares delivered under the Plan shall be subject to such restrictions, and the participant acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company deems necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Amended and Restated Plan and the awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        (f) Effective Date. The effective date of the 2002 Equity Incentive Plan (the "Original Plan") was January 1, 2002 (the "Original Plan Effective Date"). The Original Plan Effective Date applies to any Rights issued pursuant to the Original Plan prior to the adoption of this Plan. This Plan shall be effective only upon the approval by the Company's Stockholders in accordance with all applicable laws, regulations and rules. Subject to the foregoing condition, Rights may be granted pursuant to this Plan from time to time within the period commencing upon adoption of this Plan by the Company's Stockholders and ending ten (10) years after the adoption of this Plan by the Company's stockholders. A failure of the Company's stockholders to approve this Plan shall not affect any Rights issued under the Original Plan.

                                   APPENDIX F

PROXY - SPSS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 28, 2004

The undersigned stockholder of SPSS Inc. ("SPSS") hereby appoints Jack Noonan and Raymond H. Panza proxies, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote all shares of the Common Stock of SPSS which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SPSS to be held at the offices of SPSS, 233 South Wacker Drive, Chicago, Illinois, at 1:00 p.m. (local time) on October 28, 2004 (the "Meeting"), and at any adjournment thereof as follows:

A. as directed herein with respect to each of the proposals identified on the reverse side hereof; and

B. in their discretion with respect to any other business that may properly come before the meeting.

By delivery of this proxy, the undersigned stockholder hereby revokes all proxies previously given by the undersigned with respect to the shares of Common Stock covered hereby.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                             YOUR VOTE IS IMPORTANT

                  (Continued and to be signed on reverse side.)

ANNUAL MEETING PROXY CARD

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

A.       ELECTION OF DIRECTORS

         1. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES.

                                             FOR     WITHHOLD
                  01-KENNETH HOLEC          /   /     /   /
                  02-MERRIT LUTZ           /   /     /   /

B.       ISSUES

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

                                                  FOR      AGAINST     ABSTAIN

         2.   A PROPOSAL TO APPROVE THE
              AMENDMENT AND RESTATEMENT          /   /     /   /       /   /
              OF THE 2002 EQUITY INCENTIVE
              PLAN.

         3.   A PROPOSAL TO RATIFY THE
              SELECTION OF KPMG LLP AS           /   /     /   /       /   /
              INDEPENDENT AUDITORS
              FOR SPSS FOR 2004.

[ ] Mark this box with an "X" if you plan to attend the meeting.

[ ] Mark this box with an "X" to indicate a change of address.

    New Address:      _________________
                      _________________
                      _________________
                      _________________


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears hereon. Joint owners should each sign personally. If stockholder is a corporation, please sign full corporate name by the President or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. Executors, trustees, officers, etc., should indicate their titles when signing.


Signature 1- Please keep signature within box  Signature 2 - Please keep signature within box   Date (mm/dd/yyyy)
--------------------------------------------- ------------------------------------------------ ----------------------------


--------------------------------------------- ------------------------------------------------ ----------------------------



                                      F-2